Exhibit 10.120

Execution Version

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered as of January 31, 2014 (the “Effective Date”) by and between 222 S. Main Investments LLC, a Delaware limited liability company (“Seller”), and KBSIII 222 Main, LLC, a Delaware limited liability company (“Purchaser”).

For and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.              Purchase and Sale. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the Property (hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth. The “Property” means:

(a)         The land commonly known as 222 S. Main Street, Salt Lake City, Utah, more particularly described in Exhibit A to this Agreement (the “Land”), together with all of Seller’s right, title and interest in (i) all structures, fixtures, buildings and improvements situated on the Land (collectively, the “Improvements”), and (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests (A) appurtenant to the Land and the Improvements, (B) if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, including that certain Lease Agreement to Occupy Public Property with Salt Lake City Corporation dated March 12, 2012 (the “Vault Lease”) , and (C) appurtenant or incident to any of the foregoing, including, without limitation, to the extent owned by Seller, all mineral, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land (the Land, the Improvements and the other rights and interests are herein collectively referred to as the “Real Property”);

(b)         All equipment, fixtures, furniture, appliances, inventory, and other personal property of whatever kind or character owned and used by Seller and attached to or installed or located on or in the Real Property (the “Personal Property”), including, without limitation, those items listed on Schedule 1 attached hereto;

(c)         All of Seller’s right, title and interest in and to all tenant leases listed on Exhibit G (“Tenant Leases”) and all security deposits actually paid in connection with the Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases) and any new tenant leases entered into after the Effective Date, the license agreements described on Exhibit G (the “Licenses”), the lease of the garage spaces in the Real Property as described on Exhibit G (the “Garage Lease”), that certain Reimbursement Agreement (the “TIF Agreement”) dated March 31, 2010, between Seller and the Redevelopment Agency of Salt Lake City (the “RDA”), service and maintenance contracts, warranties, guaranties and bonds listed on Exhibit H (collectively, the “Contracts”), but only to the extent that the Contracts are assignable by Seller without any necessary third party consent, or to the extent that all necessary third party consents to the assignments have been obtained (provided that Seller shall not be obligated to obtain any third party consents); and

(d)         All of Seller’s right, title and interest, if any, in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated, all licenses, blueprints, maps, drawings, plans and specifications, governmental permits and approvals, guaranties and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property, and any websites and webnames pertaining to the Real Property (collectively, the “Intangible Personal Property”).

2.           Sales Price. The total sales price for the Property is One Hundred Seventy Million, Five Hundred Thousand and no/100 Dollars ($170,500,000.00) (the “Sales Price”), payable in cash at Closing, subject to the adjustments and prorations, and all of the terms and conditions, provided for in this Agreement. Payment in cash means payment by wire transfer of immediately available federal funds (“Immediately Available Funds”).

3.           Earnest Money. Within one (1) Business Day of the Effective Date, Purchaser will deliver to First American Title Insurance Company, 818 Stewart Street, Seattle, Washington 98101, Attention: Karl Norambuena (the “Title Company”), as escrow agent, Five Million and no/100 Dollars ($5,000,000.00) (by Immediately Available Funds) as earnest money (the “Initial Earnest Money”), which the Title Company will deposit and hold in an interest bearing account. At Purchaser’s option, Purchaser may coordinate all title matters directly with First American Title Insurance Company, whose address is 5 First American Way, Santa Ana, California 92707, Attention: Lance T. Capel (“Purchaser’s Title Company”). Title Company and Purchaser’s Title Company shall enter into a sharing arrangement pursuant to which they shall share all title insurance premiums payable in connection with the issuance of the Approved Owner Policy (as defined in Section 4(b)(iv) below). If Purchaser does not timely deliver the Initial Earnest Money as provided in this Section 3, then this Agreement shall be null and void, and neither party shall have any right or obligation hereunder. For the purpose of this Agreement, the term “Earnest Money” shall include the Initial Earnest Money and the Additional Earnest Money (as defined below), if paid, and any interest earned thereon. If the transaction contemplated by this Agreement is closed, then the Earnest Money will be applied in payment of the Sales Price to be paid at Closing. If the transaction is not closed, then the Title Company will disburse the Earnest Money in accordance with the provisions of this Agreement. Notwithstanding anything stated to the contrary in this Agreement, the only circumstances under which Seller shall be entitled to receive the Earnest Money is if the Closing occurs or Purchaser fails to purchase the Property when it is obligated to do so under this Agreement.

4.           Closing.

(a)                           Time and Place. Provided that all of the terms and conditions of this Agreement have been satisfied or waived by Purchaser and Seller, as the case may be, on or before the Closing Date, the closing of this transaction (the “Closing”) will take place in escrow at the Title Company on February 18, 2014 (the “Closing Date”); provided, however, Purchaser shall have the option to extend the Closing to February 28, 2014 by giving notice to Seller at least two (2) Business Days prior to the originally scheduled Closing Date and depositing with the Title Company concurrently therewith an additional Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (the “Additional Earnest Money”). Further, either Purchaser or Seller may extend the Closing Date for up to an aggregate (between both Seller and Purchaser) of fifteen (15) Business Days in the event that either the Tenant Estoppel Condition (as defined in Section 8 below) or the condition set forth in Section 12(d)(viii) (the RDA Estoppel) has not been satisfied or waived prior to the Estoppel Deadline (as defined in Section 8 below), by giving notice to the other on or before three (3) days prior to the then scheduled Closing Date.

(b)         Seller’s Closing Deliveries. At the Closing, Seller will deliver or cause to be delivered in escrow to the Title Company, at Seller’s sole expense, except as otherwise provided in this Section 4(b), the following:

(i)        Deed. A Special Warranty Deed (the “Deed”), in the form attached hereto as Exhibit B, duly executed and acknowledged by Seller, conveying good and indefeasible title in fee simple to the Land and Improvements, and conveying Seller’s interest in the Vault Lease, free and clear of any and all liens, encumbrances, easements and assessments, created by, through or under Seller, except for Permitted Exceptions (defined below) and any others approved by Purchaser in writing.

(ii)       Bill of Sale. Seller’s counterpart to a Bill of Sale, Assignment, and Assumption Agreement (the “Bill of Sale”), in the form attached hereto as Exhibit C, duly executed by Seller.

(iii)      Assignment and Assumption of Leases, Licenses and Contracts. Seller’s counterpart to an Assignment and Assumption of Leases, Licenses and Contracts (the “Assignment and Assumption”), in the form attached hereto as Exhibit D, duly executed by Seller.

(iv)      Owner Policy. The Title Company shall have unconditionally committed to issue an Owner’s Policy of Title Insurance (the “Owner Policy”), delivered in due course by the Title Company after Closing, to be issued by the Title Company on the standard form in use in the State of Utah, in the full amount of the Sales Price, dated as of the Closing Date, insuring Purchaser’s fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and others approved by Purchaser in writing. Notwithstanding the foregoing or anything else stated to the contrary herein, if the Title Company issues a form of title commitment acceptable to Purchaser prior to the expiration of Purchaser’s Inspection Period that does not set forth any requirements inconsistent with the terms of this Agreement, then, the form of Owner Policy that shall be delivered to Purchaser as provided in this Section 4(b)(iv) shall be the form of title policy provided for in such title commitment delivered to Seller, together with all endorsements attached thereto (the “Approved Owner Policy”).

(v)        Possession. Possession of the Property, subject only to the Tenant Leases, the rights of licensees under the Licenses, the rights of the tenant under the Garage Lease and the Permitted Exceptions.

(vi)       Non-foreign Affidavit. a non-foreign affidavit, in the form attached hereto as Exhibit E, duly executed by Seller.

(vii)      Approved Estoppels. Originals of any Approved Estoppels (as defined below).

(viii)     RDA Estoppel and Assignment. An original of the RDA Estoppel (as defined in Section 12(d)(viii)) and a counterpart of an assignment agreement assigning all of Seller’s rights in the TIF Agreement to Purchaser in a form reasonably acceptable to Seller, Purchaser and the RDA (the “TIF Assignment”), which said TIF Assignment shall include, among other things, the RDA’s consent to the assignment of all of Seller’s rights in the TIF Agreement to Purchaser, and confirmation of the RDA that Purchaser shall be entitled to all of the rights and benefits of the “Developer” under the TIF Agreement (including the right to receive all tax increment payments under the TI Agreement for 2013 and subsequent years) subject to Purchaser’s performance of the obligations of the Developer thereunder occurring after the Closing Date.

(ix)       Authority. Evidence reasonably acceptable to the Title Company of Seller’s capacity and authority for the closing of this transaction.

(x)        Title Affidavit. A title affidavit or owner’s affidavit in form satisfactory to the Title Company to enable the Title Company to issue the Approved Owner Policy.

(xi)        Other Documents. Any other documents that may be reasonably required to close this transaction, duly executed.

(c)             Purchaser’s Closing Deliveries. Purchaser will be prepared to authorize Closing no later than 1:00 p.m. Mountain Time on the Closing Date and will perform and deliver in escrow to the Title Company, before 1:00 p.m. Mountain Time on the Closing Date, at Purchaser’s sole expense, the following:

(i)           Sales Price. Provided that all of the terms and conditions of this Agreement have been satisfied or waived by Purchaser in writing on or before the Closing Date, the Sales Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose), subject to the adjustments and prorations provided for in this Agreement.

(ii)         Bill of Sale. Purchaser’s counterpart to the Bill of Sale, duly executed by Purchaser.

(iii)        Assignment and Assumption. Purchaser’s counterpart to the Assignment and Assumption, duly executed by Purchaser.

(iv)        Tenant Notices. Notices to all tenants of the Property (prepared by and executed by Seller) informing tenants (A) that Purchaser is the new owner of the Property, (B) that Purchaser has received and is responsible for all of the tenants’ security deposits, providing the exact dollar amount of each security deposit, and (C) that tenants are to thereafter mail any rental payments to an address supplied by Purchaser.

(v)        Notices to Licensees, etc. Notices to all licensees under the Licenses, the tenant under the Garage Lease and vendors under the Contracts (prepared by and executed by Seller) informing such parties (A) that Purchaser is the new owner of the Property, and (B) that such parties shall thereafter ,ail any payments due thereunder to an address supplied by Purchaser.

(vi)        TIF Assignment. Purchaser’s counterpart of the TIF Assignment duly executed by Purchaser.

(vii)      Authority. To the extent required by Purchaser’s Title Company, evidence reasonably acceptable to the Title Company of Purchaser’s capacity and authority for the closing of this transaction.

(viii)      Other Documents. Any other documents that may be reasonably required to close this transaction, duly executed.

(d)             Expenses of Closing. Seller will pay (i) the base premium for the Owner Policy; (ii) 1/2 of any escrow fee; (iii) Seller’s attorneys’ fees; (iv) Seller’s appropriate share of the prorations set forth in Section 4(e) below; and (v) other expenses stipulated to be paid by Seller under other provisions of this Agreement. Purchaser will pay (A) the premium for any endorsements (including extended coverage) to the Owner Policy and the cost of any lender policies and endorsements thereto and any additional cost of any co-insurance required by Purchaser or its lender ; (B) recording fees; (C) the cost of obtaining an updated survey; (D) 1/2 of any escrow fee; (E) Purchaser’s attorneys’ fees; (F) Purchaser’s appropriate share of the prorations set forth in Section 4(e) below; and (G) other expenses stipulated to be paid by Purchaser under other provisions of this Agreement.

(e)           Prorations. At Closing, items of income and expense of the Property shall be prorated as of midnight on the day immediately preceding the Closing Date (based on the periods to which they relate and are applicable and regardless of when payable). Income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Purchaser. The following items shall be prorated through escrow:

(i)       Taxes. All real estate, personal property and ad valorem taxes, assessments and bonds (“Taxes”) payable for the year of Closing with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date on the basis of the statements for such amounts for such year. Taxes payable for years prior to the year of Closing shall, to the extent unpaid, be paid by Seller. Any tax increment financing payments payable in connection with Taxes for 2013 and 2014 shall not be prorated and shall belong to Purchaser and if paid to Seller shall promptly be remitted to Purchaser. If statements for the current year are not available as of the Closing Date, the proration between Seller and Purchaser shall be made on the basis of the amounts due for the immediately prior year and the applicable tax increment financing payments and shall be subject to adjustment outside of escrow after the Closing within sixty (60) days after the bills for the applicable period are received; provided, however, that any reproration of real estate taxes shall take into account only increases in the tax rate or millage, and any portion of any real estate tax increase attributable to an increase in assessed value arising out of the transfer to Purchaser under this Agreement shall not be taken into account If any tax assessment for the current or any prior year is under protest, the closing tax proration shall be re-prorated between Purchaser and Seller at such time as there is a final determination on such protest. In connection with the transfer and assignment of the tax increment financing payments for 2013 and 2014 to Purchaser, Purchaser shall give Seller a credit at Closing in the amount of One Hundred Forty-Three Thousand Two Hundred Seventy-One and no/100 Dollars ($143,271.00).

(ii)      Income and Expenses. Income from the Property, other than Rent (as defined below), and ordinary operating expenses incurred by Seller with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date. Such expenses include, without limitation, utility charges, the cost of Contracts assigned at Closing to Purchaser, and sewer, janitorial, cleaning and maintenance costs. Any income or expense which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but in no event later than sixty (60) days after the Closing. Seller and Purchaser shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Section 4(e) and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 4(e) on demand therefor. Purchaser shall endeavor to cause all utilities to be placed in the name of Purchaser as of the Closing Date. All utility services shall be prorated at Closing between Seller and Purchaser. The parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Closing Date. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant billing period.

(iii)      Rentals and Other Tenant Charges. Rents under the Tenant Leases, including, without limitation, fixed rent, additional rent and Taxes and operating expense pass-throughs (collectively, “Rents”), shall be addressed in the manner set forth in this subsection. All prepaid Rents for any period subsequent to the Closing Date shall be credited to Purchaser at Closing. All collected Rents for the month in which the Closing occurs shall be prorated as of the Closing Date. All Rents which are due but uncollected as of the Closing Date (the “Delinquent Rents”) shall not be prorated at Closing, but shall be paid to the party entitled to receive such Delinquent Rents upon receipt of same by either Seller or Purchaser after

Closing. For a period of ninety (90) days following the Closing Date, Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents from each tenant remaining in possession of its space under a Tenant Lease by billing tenants for such amounts, provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts. Any and all amounts received by Purchaser after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Purchaser’s reasonable collection costs (including, without limitation, reasonable attorneys’ fees) incurred (after the Closing Date only); second, to Purchaser for Rents due for the then current month; third, to Purchaser for due but unpaid Rents accruing after the Closing Date, to be applied in the inverse of the order incurred (i.e., the most recently incurred Rents paid first); fourth, to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Purchaser as though collected prior to Closing); and finally, to Seller for Delinquent Rents for the period prior to the month of Closing. The parties agree that they shall provide a final accounting and reconciliation of all Delinquent Rents within thirty (30) days after Closing. Following the expiration of the ninety (90) day period immediately following the Closing Date, Purchaser shall not have an exclusive right to collect any sums due Seller from tenants under the Tenant Leases, and Seller hereby retains the right to pursue any tenant under the Tenant Leases after the expiration of such six (6) month period for any sums due Seller for periods attributable to Seller’s ownership of the Property; provided, however, Seller (a) shall be required to notify Purchaser in writing of Seller’s intention to commence or pursue any legal proceedings, and (b) shall not be permitted to commence or pursue any legal proceedings against any tenant at the Property seeking eviction of such tenant or the termination of the underlying Tenant Lease.

(iv)    Reconciliation of Billings for Additional Rent. Prior to Closing, Seller shall provide Purchaser with a reconciliation statement with respect to each Tenant Lease, comparing the amount of Additional Rents (as hereinafter defined) collected from each tenant on an estimated basis during calendar year 2013 (or other applicable billing period), against the total expenditures by Seller during 2013 for the corresponding expenses for which such Additional Rents are collected. If the aggregate amount of Additional Rent collected from tenants on an estimated basis exceeds the corresponding expenditures by Seller, then Seller shall credit Purchaser at Closing for payment to the tenants of such excess amount. If the aggregate amount of Additional Rent collected from tenants on an estimated basis is less than the corresponding expenditures by Seller, then Purchaser shall pay to Seller such deficiency upon receipt thereof from tenants. Purchaser shall cooperate with Seller in billing the tenants for amounts owed for 2013 Additional Rent reconciliations. Within ninety (90) days after Closing, Seller shall provide Purchaser with a reconciliation statement with supporting data with respect to each Tenant Lease, comparing the amount of Additional Rents collected from each tenant on an estimated basis during calendar year 2014 (or other applicable billing period), against the total expenditures by Seller during 2014 for the corresponding expenses for which such Additional Rents (as defined below) are collected. If the aggregate amount of Additional Rent collected from tenants on an estimated basis exceeds the corresponding expenditures by Seller, then Seller shall remit to Purchaser for payment to the tenants of such excess amount within such 90-day period. If the aggregate amount of Additional Rent collected from tenants on an estimated basis is less than the corresponding expenditures by Seller, then Purchaser shall pay to Seller such deficiency within such 90-day period. Any fixed payments of Additional Rents shall not be reconciled in the manner above and shall be prorated similar to Base Rents. The reconciliation of Additional Rents as provided in this Section 4(e)(iv) shall be final. In connection with the foregoing, Purchaser and Seller shall cooperate with each other concerning the calculation of the reconciliation. “Additional Rents” shall mean rentals collected from tenants for reimbursements of Taxes, insurance, trash removal, utility services and/or other operating expenses

(v)    Security Deposits. Purchaser shall receive a credit for all security deposits reflected as owing under the Tenant Leases. However, if any tenant security deposit is in the form of a letter of credit, promissory note or similar instrument, Seller shall cooperate with Purchaser and the applicable tenants to assign any such letter of credit, promissory note or similar instrument. With respect to any security deposit which is evidenced by a letter of credit that is assignable, Seller shall (i) deliver to Purchaser at Closing such original letter of credit, and (ii) execute and deliver at Closing such other instruments as the issuer of such letter of credit shall reasonably require in order to cause the named beneficiary under such letter of credit to be changed to Purchaser. Purchaser shall receive a credit at Closing equal to all transfer fees required to be paid in connection with the transfer of any letters of credit to Purchaser as provided in this Section 4(e)(v). There shall be no credit against the Sales Price at Closing with respect to any such noncash security deposit.

(vi)      Leasing Commissions and Tenant Inducements.    Seller shall be responsible for the payment of all Tenant Inducement Costs (as defined below) and leasing commissions which become due and payable (whether before or after Closing) as a result of any Tenant Leases or any renewals or expansions of existing Tenant Leases entered into prior to the Effective Date and deliver to Purchaser evidence reasonably satisfactory to Purchaser that such liabilities have been paid (or credit Purchaser at Closing any amounts which remain due and owing at Closing, which shall include without limitation, the tenant improvement allowance to Goldman Sachs in the amount of $966,850); provided however that Purchaser shall assume and be responsible for the leasing commissions due to CBRE, Inc. and Commerce Real Estate Solutions as described in Exhibit H-1 attached hereto and made a part hereof. Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions as a result of any new Tenant Leases entered into or any renewals or extensions of existing Tenant Leases after the Effective Date (provided that such new lease, renewal or extension has been approved or deemed approved by Purchaser in accordance with Section 13(b) below) but only to the extent the amounts of such Tenant Inducement Costs and leasing commissions are expressly set forth in such new Tenant Leases or in any such renewal or extension or disclosed in the request for approval under Section 13(b) below. If Seller has paid any Tenant Inducement Costs or leasing commissions prior to the Closing Date for which Purchaser is responsible, Seller shall receive a credit for such amounts at Closing. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Tenant Lease to be paid or incurred by the landlord to or for the benefit of the tenant which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, moving, design and refurbishment allowances and any free or reduced rent. For the avoidance of doubt, Purchaser shall be entitled to receive a credit against the Sales Price at Closing for the amount of any rental abatements or free rent periods attributable to periods from and after the Closing Date.

(vii)      Survival.  The provisions of this Section 4(e) shall survive Closing.

   5.           Due Diligence and Inspection.

(a)            Inspection.   Purchaser may conduct an acquisition due diligence investigation of the Property (the “Inspection”), including (i) a review of Tenant Leases, Contracts, financial statements and other documentation related to the Property, and (ii) a physical inspection of the Property to determine the condition of the Property including the existence of any environmental hazards or conditions during the period commencing on the Effective Date and ending at 5:00 p.m., Mountain time January 31, 2014 (the “Inspection Period”) (which such Inspection right shall continue until the Closing Date). During the Inspection Period, subject to the limits set forth in this Section 5, Seller shall provide Purchaser with full access to the Property, including the books and records relating to the Property in Seller’s possession or control, and Seller shall make available to Purchaser for interviews regarding the Property Seller’s personnel, agents and managers and Purchaser shall have the right to interview, after at least twenty-four (24) hours advance notice, the tenants leasing space in the Property, and Seller shall have the right to accompany Purchaser during such interviews. If Purchaser would like to meet with third party vendors relating to the Property and tenants of the Property in connection with its due diligence review of the Property, Purchaser shall contact Seller with such requests and Seller shall use commercially reasonable efforts to arrange such meetings. Seller may elect to be present during such meetings. With Seller’s permission, after Seller has received advance notice sufficient to permit it to schedule Purchaser’s examination of the Property in an orderly manner and to provide at least twenty-four (24) hours advance written notice to any affected tenants, Purchaser or its agents or contractors may enter upon the Property for purposes of analysis or other tests and inspections deemed necessary by Purchaser for the Inspection; provided, however, Purchaser is not permitted to perform any intrusive testing, including, without limitation, a Phase II environmental assessment or boring, without (i) submitting to Seller the scope and inspections for the testing, and (ii) obtaining the prior written consent of Seller which may be withheld in Seller’s sole and absolute discretion. Seller may have a representative present at any inspection or testing made by Purchaser on the Property. Purchaser shall not alter the physical condition of the Property without notifying Seller of its requested tests, and obtaining the prior written consent of Seller to any physical alteration of the Property, which may be withheld in Seller’s sole and absolute discretion. Purchaser will exercise its best efforts to conduct or cause to be conducted all inspections and tests in a manner and at times that will not unreasonably interfere with any tenant’s use and occupancy of the Property. PURCHASER HEREBY INDEMNIFIES AND HOLDS SELLER HARMLESS FROM ALL CLAIMS, LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES), ACTIONS, AND CAUSES OF ACTION (BUT EXPRESSLY EXCLUDING ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES) ARISING OUT OF OR IN ANY WAY RELATING TO THE INSPECTION PERFORMED BY PURCHASER, ITS AGENTS, LENDERS, INDEPENDENT CONTRACTORS, AND/OR EMPLOYEES; PROVIDED, HOWEVER, PURCHASER’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 5(a) SHALL NOT APPLY TO (I) ANY LOSS ARISING FROM SELLER’S OWN NEGLIGENCE OR WILLFUL MISCONDUCT OR (II) PURCHASER’S DISCOVERY OF EXISTING CONDITIONS ON THE PROPERTY. Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, lenders, independent contractors, servants and/or employees arising out of the Inspection or use in any manner of the Property, except arising from Seller’s negligence or willful misconduct.

(b)     Termination.  Unless Purchaser determines, in its sole and absolute judgment, that the Property is suitable for Purchaser’s intended use or purpose, or is in satisfactory condition, then this Agreement shall terminate upon the expiration of the Inspection Period, in which case the Earnest Money will be returned to Purchaser, and neither party shall have any further right or obligation under this Agreement except for those rights or obligations that expressly survive termination. If Purchaser determines that the Property is acceptable in its sole and absolute discretion, then Purchaser shall provide a notice to Seller on or before the expiration of the Inspection Period that it has approved the Property (the “Approval Notice”) and this Agreement shall remain in full force and effect. If this Agreement does not terminate and Purchaser delivers the Approval Notice, the Inspection condition and any objections regarding the Inspection shall be deemed to have been waived by Purchaser for all purposes, and the Earnest Money shall become non-refundable subject to all of the other terms and conditions of this Agreement. The Inspection shall be conducted at Purchaser’s sole cost and expense. For the avoidance of doubt, if Purchaser fails to provide Seller with the Approval Notice prior to the expiration of the Inspection Period, such failure shall be conclusively deemed to be full and complete disapproval of such matters and this Agreement shall terminate, the Earnest Money will be returned to Purchaser, and neither party shall have any further right or obligation under this Agreement except for those rights or obligations that expressly survive termination.

(c)      Reports.  In the event that the transaction does not close for any reason other than Seller’s default, upon written request from Seller, Purchaser shall provide to Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Purchaser, excluding any market and economic feasibility studies (collectively, “Purchaser Reports”). Any Purchaser Reports delivered to Seller will be delivered for informational purposes only and Purchaser makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Purchaser Reports. Seller agrees not to enforce any claim or cause of action against Purchaser or the preparers of the Purchaser Reports

(unless Seller obtains its own separate agreement with the preparer of the applicable Purchaser Reports) for any inaccuracies in the Purchaser Reports. Purchaser shall keep the Purchaser’s Reports confidential, and may not disclose the results to any third parties, except to Purchaser’s attorneys, accountants, agents and other professionals and prospective lenders (and their advisors), who shall be obliged to keep such information confidential.

(d)        Insurance.  Purchaser shall promptly substantially restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Purchaser, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests. Prior to the date that Purchaser or its agents or contractors first enter the Property, Purchaser shall procure and maintain throughout the term of this Agreement, commercial general liability insurance, including direct contractual and contingent liability, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Seller, Bentall Kennedy (US) Limited Partnership and HP 222 South Main Street, LLC shall be included as an additional insured(s) under the required commercial general liability coverage. In addition, this insurance must include: (i) personal injury liability with contractual exclusions removed; and (ii) a waiver of subrogation in favor of Seller without exception for the negligence of any additional insured. Purchaser shall carry workers compensation insurance meeting statutory requirements of the state which those employees are domiciled in and employers’ liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence. Neither Purchaser nor Purchaser’s agents or contractors will be permitted to come onto the Property unless and until Purchaser has provided to Seller certificates of insurance evidencing such insurance coverages.

(e)        Survival.    The provisions of this Section 5 shall survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement.

6.              Title Approval.

(a)        Commitment; Survey.  Seller will use reasonable diligence to cause to be delivered to Purchaser within five (5) Business Days after the Effective Date (i) a Preliminary Title Report with copies of all recorded instruments affecting the Property and recited as exceptions in the Preliminary Title Report (collectively, the “Commitment”) and (ii) a copy of the most recent survey of the Property in Seller’s possession (the “Survey”). If Purchaser, Purchaser’s lender, or the Title Company requires a new survey for any reason, then Purchaser, at Purchaser’s cost and within thirty (30) days after the Effective Date, shall obtain a new survey (“New Survey”) of the Property made on the ground by a registered professional land surveyor that conforms to the requirements of an ALTA/ACSM minimum standard detail survey and shall provide a copy of the New Survey to Seller.

(b)        Objections.  If Purchaser has an objection to items disclosed in the Commitment or Survey, then Purchaser may give Seller written notice of its objections no less than two (2) Business Days prior to the expiration of the Inspection Period. Any exception to title identified in the Commitment or Survey not objected to by Purchaser in the manner and within the time period specified in this Section 6 shall be deemed accepted by Purchaser. If Purchaser gives timely written notice of its objections, then Seller shall notify Purchaser in writing within one (1) Business Day after receipt of Purchaser’s notice (“Seller’s Cure Period”) whether Seller elects to remove or to cause the Title Company to insure against the same. Seller’s failure to deliver such written notice shall constitute Seller’s election not to cure Purchaser’s title objections. Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing its efforts other than to remove, and Seller hereby covenants to remove (so that it no longer burdens the Property), at Closing financing liens of an ascertainable amount created by Seller which are deemed not to be Permitted Exceptions. If any objection is not satisfied during Seller’s Cure Period, then Purchaser shall elect not later than one (1) day after the expiration of Seller’s Cure Period, but in any event on or before expiration of the Inspection Period, as its sole and exclusive remedy to either: (i) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and neither party will have any further rights or obligations pursuant to this Agreement, other than rights or obligations that expressly survive termination; or (ii) waive the unsatisfied objection (which shall thereupon become a Permitted Exception) and proceed to Closing. Purchaser’s failure to give such notice of termination on or before such date shall constitute Purchaser’s waiver of any title objections that Seller is unwilling to cure, and such title objections shall be deemed Permitted Exceptions, and Closing shall occur as provided in this Agreement without any reduction of or credit against the Sales Price.

(c)        Permitted Exceptions.  The phrase “Permitted Exceptions” means those exceptions to title set forth in the Commitment or Survey and that have been accepted or deemed accepted by Purchaser. Permitted Exceptions shall not include any monetary and financing liens and encumbrances (other than liens for non-delinquent real property taxes and assessments), nor shall they include any mechanics’ liens. The failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 6 will not under any circumstances extend the period for review of the Commitment or Survey beyond the Inspection Period, and Purchaser’s sole and exclusive remedy for Seller’s failure, if any, shall be to terminate this Agreement before the expiration of the Inspection Period in accordance with the provisions of Section 5. If Purchaser obtains a New Survey and the New Survey shows exceptions not previously shown on the Survey (“New Exceptions”), Purchaser may object to any New Exceptions in accordance with the mechanism contained in this Section 6; provided Purchaser may not object to any New Exceptions after the Inspection Period. If Purchaser fails to timely object to a New Exception, the New Exception shall constitute a Permitted Exception.

(d)        Encumbrances.  After the Effective Date, Seller will not intentionally or deliberately place on the Property any encumbrance (references to “encumbrance” include any lien, encumbrance, or other exception to title) other than the Permitted Exceptions. If, before the Closing Date, title to the Property becomes subject to any encumbrance other than a Permitted Exception, then Seller may (but has no obligation to) attempt to cure the encumbrance. If Seller is unable or unwilling to cure the encumbrance, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and neither party will have any right or obligation under this Agreement other than rights or obligations that expressly survive termination; or (ii) proceed to Closing without receiving any credit against or reduction of the Sales Price whereupon Purchaser shall be deemed to have accepted the encumbrance as an exception to title (which shall thereupon become a Permitted Exception).

(e)        Co-Insurance.  The parties acknowledge and agree that Purchaser shall have the right to procure “co-insurance” with respect to the Approved Title Policy to be issued at Closing in such reasonable amounts (which may take into account the requirements of Purchaser’s lender), and from such title companies (including Commonwealth Land Title Insurance Company), as Purchaser shall select in reasonable cooperation with Seller and the Title Company, and Seller shall deliver to any title company issuing “co-insurance” all documents that Seller has agreed to deliver to the Title Company under the Agreement in order to issue the Approved Title Policy; provided, however, the right to procure “co-insurance” is subject to the obtainment of “co-insurance” satisfying the following conditions: (i) no delay in the Closing, (ii) no increase in the amount payable by Seller for the Title Policy, and (iii) no requirement that Seller provide any documents that Seller is not obligated to provide under this Agreement.

7.              Due Diligence Materials.  Seller will use reasonable diligence to cause to be delivered to Purchaser or made available to Purchaser at the Property or made available on the due diligence website established by Cushman & Wakefield within five (5) Business Days after the Effective Date, copies of the following (together with the Purchaser’s 3-14 Audit Documents (as defined below), the “Due Diligence Materials”), to the extent (and only to the extent) that these items are available and in Seller’s actual possession:

(i)           Copies of Tenant Leases, Licenses and the Garage Lease, and all existing lease abstracts and files, landlord and tenant correspondence and, subject to the terms of any confidentiality provisions with the tenants under the Tenant Leases, the most recent tenant financial statements in accordance with lease requirements;

(ii)          All pending leases, lease proposals and letters of intent under negotiation between landlord and prospective tenants;

(iii)         A list of Tenant Leases and Licenses;

(iv)         Financial records including (A) current rent roll, (B) operating statements (current/year-to-date and last three (3) calendar years), (C) aged receivable reports, and (D) retail sales, if applicable (current/year-to-date and last three (3) calendar years);

(v)          All service, maintenance, labor, construction, management or other contracts currently in effect relating to the ownership and operation of the Property (“Contracts”);

(vi)         All licenses, permits and maps (tentative and final) and pending applications to governmental entities with respect to the ownership and operation of the Property, including, but not limited to, building permits and certificates of occupancy;

(vii)        All third party warranties and guaranties currently in effect relating to the Property, or any part thereof, or to the tangible Personal Property;

(viii)       The most current real estate and personal property tax statements with respect to the Property;

(ix)         The most recent twelve (12) months of utility bills relating to the Property;

(x)          Correspondence files, repair/maintenance logs and records;

(xi)         All current and former title insurance policies and title documents;

(xii)        All existing environmental, soil and engineering reports and other reports in respect to the Property, including, without limitation, all building reports, engineering data, architectural studies, grading plans and topographical maps;

(xiii)       Copies of all existing plans, drawings and specifications for the Improvements and surveys of the Property;

(xiv)       Copies of all documents regarding litigation, liens or threatened claims; and

(xv)        Copies of all submittals to the RDA relating the TIF Agreement and notices of default by Seller under the TIF Agreement from the RDA.

Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Seller shall, during Purchaser’s Inspection Period, deliver to or make available to Purchaser, concurrently with the delivery of the Documents, (a) the documents which are described on Schedule 2 attached hereto, to the extent in existence and in Seller’s possession (collectively, “Purchaser’s 3-14 Audit Documents”) and (b) provide to Purchaser in written form, answers to such questions relating to the Property which are set forth in Schedule 2, to the extent such information is in existence and in Seller’s possession.

Any failure of Seller to timely deliver or make available any of the Due Diligence Materials will not extend the Inspection Period, and Purchaser’s sole and exclusive remedy for Seller’s failure, if any, shall be to terminate this Agreement before the expiration of the Inspection Period in accordance with the provisions of Section 5. Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Due Diligence Materials, and Purchaser acknowledges that the Due Diligence Materials will be for informational purposes only and shall not give Purchaser any cause of action against Seller or the preparer, absent an agreement from the preparer that Purchaser is entitled to rely on a particular matter. In no event will the Due Diligence Materials include appraisals, valuation memos, or correspondence related to the sale of the Property.

8.           Tenant Estoppel Letters and SNDAs.  Seller shall prepare, or cause to be prepared, and deliver to Purchaser for review and approval, within two (2) Business Days following the Effective Date, the estoppel certificates Seller intends to deliver to the tenants (“Prepared Estoppels”), which shall be based on the form of estoppel certificate attached hereto as Exhibit F other than for Holland & Hart LLP (the “H&H Estoppel”) which shall be in the form attached hereto as Exhibit F-1, and Seller shall remit, or cause to be remitted, the Prepared Estoppels to all the tenants of the Property for signature within two (2) Business Days following Purchaser’s notice to Seller that Purchaser has approved the Prepared Estoppels (which notice shall set forth any required corrections). If Purchaser fails to notify Seller of its approval of, or any changes to, the Prepared Estoppels it receives from Seller for approval within two (2) Business Days following Purchaser’s receipt of the same, Seller shall forward the Prepared Estoppels to all the tenants of the Property without Purchaser’s prior approval, and Seller shall use commercially reasonable efforts to receive and deliver executed Prepared Estoppels to Purchaser prior to the expiration of Purchaser’s Inspection Period. Estoppel certificates prepared by Seller and approved (or deemed approved) by Purchaser as provided above are hereinafter referred to, collectively, as “Approved Estoppels”. It is a condition precedent to Purchaser’s obligations to Close that Seller shall have delivered to Purchaser, no later than three (3) days before the Closing Date, as may be extended pursuant to Section 4(a) (the “Estoppel Deadline”), fully executed Approved Estoppels from tenants under Tenant Leases (not including the Garage Lease) covering at least eighty percent (80%) of the currently leased square footage of the Improvements, including Goldman Sachs and Holland & Hart LLP (the “Major Tenants”), with no changes other than de minimis changes reasonably approved by Purchaser and not disclosing the existence of any default under the Tenant Leases referenced to therein (the “Tenant Estoppel Condition”). For purposes of the foregoing, a tenant shall not be considered to be leasing the Improvements if the term of its Tenant Lease is month-to-month or expires within six (6) months after the Closing Date. A tenant estoppel letter shall not fail to qualify as an “Approved Estoppel” if the applicable tenant (a) inserts “to tenant’s knowledge” or “in all material respects” or other similar knowledge or materiality qualification to any of the statements contained in the Prepared Estoppel in paragraphs 5 (with respect to full force and effect of the Tenant Lease only) and 7; (b) delivers an estoppel letter that does not contain any more information than that which the tenant is required to give under its Tenant Lease; or (c) inserts “approximately” or other similar qualification to the amount of square feet leased by the tenant. In no event will Seller be in default under this Agreement or have any liability to Purchaser if Seller is unable to obtain any of the Approved Estoppels. If Seller is unable, after utilizing commercially reasonable efforts, to obtain the required percentage of Approved Estoppels, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and the parties will have no further rights or obligations under this Agreement, except for those rights or obligations that expressly survive termination; or (ii) waive the requirement of the Approved Estoppels and proceed to Closing without receiving any credit against or reduction of the Sales Price.

Seller agrees that upon the request of Purchaser, Seller shall deliver to tenants under the Tenant Leases the form of subordination, non-disturbance and attornment agreement required by Purchaser’s lender (“SNDAs”), if any, and shall request that the such tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Purchaser shall not constitute a default by Seller under this Agreement.

9.               Broker’s Fee. Purchaser and Seller represent and warrant to each other that no real estate commissions, finders’ fees, or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Purchaser other than a commission payable by Seller to Cushman & Wakefield (the “Broker”) pursuant to a separate agreement between Seller and Broker. Each party represents to the other that, except as set forth above, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase under this Agreement and that it has not dealt with any broker or finder purporting to act on behalf of any other party. Purchaser and Seller each hereby agree to indemnify, defend, and hold the other harmless from any claim, liability, obligation, cost, or expense (including attorneys’ fees and expenses) for fees or commissions relating to Purchaser’s acquisition of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through, or under the indemnifying party or whose claim is based on the indemnifying party’s acts. The provisions of this Section 9 shall survive the Closing or any termination of this Agreement.

10.             Limitation of Seller’s Representations and Warranties; Release.

(a)         AS-IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.

(b)         No Reliance. Purchaser acknowledges that (i) Purchaser has had or will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigation as Purchaser deems necessary, desirable or appropriate with respect to the Property, and (ii) except as otherwise expressly set forth in Section 12 of this Agreement and/or the Deed, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser represents that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in Section 12 of this Agreement and/or the Deed, and that except as set forth in Section 12 of this Agreement and the Deed, Purchaser shall purchase the Property based upon Purchaser’s own prior investigation and examination of the Property. If Purchaser elects (A) not to inspect the Property, (B) to terminate this Agreement on or before the expiration of the Inspection Period, or (C) to proceed to Closing, such election will be made at Purchaser’s absolute discretion, in reliance solely upon the tests, analyses, inspections and investigations that Purchaser makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller, except as set forth in Section 12 of this Agreement and in the Deed.

(c)         Release. Except as may be expressly provided in Section 12 of this Agreement, Purchaser, for itself and its successors in interest, releases Seller from, and waives all claims and liability against Seller for, any structural, physical or environmental condition at the Property, and hereby releases Seller from, and waives all liability against Seller attributable to, the structural, physical or environmental condition of the Property, including without limitation the presence, discovery or removal of any hazardous materials or substances in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in or under the Property. Notwithstanding any provision hereof to the contrary, the provisions of this Section 10(c) shall not apply to, and Purchaser does not release Seller from, (a) any damages, claims, liabilities or obligations arising out of or in connection with a breach of any covenant, representation or warranty of Seller set forth in this Agreement or any of the documents executed in connection with this Agreement, or (b) Seller’s fraud. The provisions of this Section 10 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.

11.           Default.

(a)         Seller’s Remedies. If Purchaser fails to purchase the Property when it is obligated to do so under the terms of this Agreement, then Seller may terminate this Agreement and, as Seller’s sole and exclusive remedy, receive the Earnest Money as liquidated damages and not as penalty. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine, and the Earnest Money is a fair estimate of those damages and has been agreed to in an effort to cause the amount of damages to be certain. The foregoing shall not limit or impair any of Seller’s rights or Purchaser’s obligations under Sections 5(a) or 18(q) hereof. The provisions of this Section 11(a) shall survive Closing or any termination of this Agreement.

(b)         Purchaser’s Remedies. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform its obligations hereunder, or if before Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such failure (other than the failure to sell the Property when it is obligated to do so under the terms of this Agreement) is not cured within one (1) Business Day after written notice from Purchaser, then Purchaser may, as its sole and exclusive remedy, either: (i) terminate this Agreement by giving Seller timely written notice of its election before or at Closing and recover the Earnest Money and Seller shall reimburse Purchaser for Purchaser’s out-of-pocket expenses not to exceed Fifty Thousand and No/100 Dollars ($50,000.00); (ii) enforce specific performance of Seller’s obligations under this Agreement; or (iii) waive Seller’s failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before ten (10) Business Days following the scheduled Closing Date or, having given that notice, fails to file a lawsuit asserting the claim or cause of action in Salt Lake County, Utah, within thirty (30) days following the scheduled Closing Date. Unless Purchaser in good faith either (1) disputes an allegation of Purchaser’s default and promptly files suit for declaratory judgment or (2) alleges a Seller default that continues after the notice and cure period set forth above and timely files suit for specific performance and the action is pending, Purchaser may not place a lis pendens against all or any portion of the Property unless such lis pendens is in connection with the suit for specific performance, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens. In no event or circumstance shall Purchaser be entitled to any consequential, special or punitive damages. Purchaser’s remedies shall be limited to those described in this Section 11(b). The provisions of this Section 11(b) shall survive the Closing or any termination of this Agreement.

12.           Representations and Warranties of Seller.

(a)            Representations and Warranties. Seller hereby represents and warrants to Purchaser, which representations and warranties shall be deemed made by Seller to Purchaser as of the Effective Date and also as of the Closing Date, that:

(i)         Parties in Possession. There are no parties in possession of any portion of the Property except Seller and tenants under Tenant Leases, the licensees under the Licenses and the tenant under the Garage Lease.

(ii)         Authority. Seller has the power and authority to sell and convey the Property as provided in this Agreement and to carry out Seller’s obligations under this Agreement, and that all requisite limited liability company action necessary to authorize Seller to enter into this Agreement and to carry out Seller’s obligations under this Agreement has been, or on the Closing Date will have been, taken.

(iii)     Tenant Leases. The list of Tenant Leases attached as Exhibit G is a list of those leases with tenants which are currently in effect with respect to the Property. Except as (a) may have been disclosed to Purchaser in writing prior to the Effective Date, (b) is otherwise indicated by the contents of the Due Diligence Materials, including the Tenant Leases, lease files made available to Purchaser for its inspection and tenant delinquency reports, or (c) is included in the Approved Estoppels (1) the Tenant Leases are in full force and effect, (2) Seller has no actual knowledge of any existing uncured default by either party under any of the Tenant Leases except as noted on Exhibit G-1, (3) no other leases, amendments, modifications or waivers to any Tenant Leases, are in effect with respect to the Property, other than the Tenant Leases, and (4) to the knowledge of Seller the copies of the Tenant Leases made available by Seller for review by Purchaser are true and complete copies of the Tenant Leases. Other than as set forth on Exhibit H-1, all leasing commissions payable with respect to the Tenant Leases have been paid in full.

(iv)     Contracts. Seller has no knowledge of the existence of any contracts affecting the Property other than those listed on Exhibit H, or of the existence of any written amendments or modifications of any Contract, a copy of which has not been made available to Purchaser.

(v)         Operating Statements. To Seller’s actual knowledge, the operating statements for the Property relating to the period of Seller’s ownership of the Property made available to Purchaser pursuant to this Agreement are the operating statements used by Seller in its operation of the Property.

(vi)     No Notice of Violations. Except as set forth on Exhibit I, Seller has received no written notice (that remains uncured) from any government agency having jurisdiction over the Land or Improvements that considers either the construction of the Improvements or the operation or use of the Property to be in violation of any law, ordinance, regulation, or order.

(vii)     No Litigation; Eminent Domain. Except as set forth on Exhibit I, there are no actions, suits or proceedings pending for which Seller has received service of process, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Seller or the Property. Seller has not received any written notice of a pending or threatened eminent domain or similar proceeding that would affect the Land or Improvements.

(viii)     Not a Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(ix)       OFAC. Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit,

Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.

(b)            Seller’s Knowledge. Whenever the phrases “to Seller’s actual knowledge” or “to the best of Seller’s knowledge” or any similar phrase is used herein, those phrases mean the present, actual knowledge (as opposed to the imputed knowledge), without inquiry or investigation, of the fact or condition by Mark Reinikka and Ken Shields (collectively, “Seller’s Representative”). The representations and warranties contained in Section 12 are the representations and warranties of Seller, not Seller’s Representative, and shall not create any individual liability for Seller’s Representative.

(c)            Conditions Precedent to Seller’s Obligation to Close. In addition to all other conditions set forth in this Agreement, the obligation of Seller to consummate the transactions contemplated hereunder is conditioned upon the following (or written waiver thereof by Seller):

(i)         Representations and Warranties. All of Purchaser’s representations and warranties shall be true and correct in all material respects. If the representations and warranties of Purchaser are not true and correct in all material respects on the Closing Date, then Seller may, at its option, (i) waive this condition and close this transaction in accordance with the terms and provisions of this Agreement, or (ii) terminate this Agreement by notice in writing to Purchaser whereupon neither party shall have any further rights or obligations under this Agreement, other than rights or obligations that expressly survive termination.

(ii)         Delivery. As of the Closing Date, the Purchaser shall have tendered all deliveries to be made at Closing.

(iii)         Actions, Suits, etc. There shall exist no pending actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actually filed against the Purchaser that would (i) prevent Purchaser from performing its obligations under this Agreement, or (ii) materially and adversely affect the operation or value of the Property.

(iv)         Performance of Covenants. Purchaser shall have duly performed all covenants and agreements to be performed by Purchaser under this Agreement.

(d)            Conditions Precedent to Purchaser’s Obligation to Close. In addition to all other conditions set forth in this Agreement, the obligation of Purchaser to consummate the transactions contemplated hereunder is conditioned upon the following (or written waiver thereof by Purchaser):

(i)          Representations and Warranties. All of Seller’s representations and warranties shall be true and correct in all material respects. If the representations and warranties of Seller are not true and correct in all material respects on the Closing Date, then Purchaser may, at its option, (i) waive this condition and close this transaction in accordance with the terms and provisions of this Agreement, or (ii) terminate this Agreement by notice in writing to Seller and receive back the Earnest Money whereupon neither party shall have any further rights or obligations under this Agreement, other than rights or obligations that expressly survive termination.

(ii)          Delivery. As of the Closing Date, Seller shall have tendered all deliveries to be made at Closing.

(iii)         Actions, Suits, etc. There shall exist no pending actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, actually filed against Seller that would (i) prevent Seller from performing its obligations under this Agreement, or (ii) materially and adversely affect the operation or value of the Property.

(iv)          Tenant Estoppel Certificates. The Tenant Estoppel Condition referenced in Section 8 shall have been satisfied.

(v)           Issuance of Title Policy. At Closing, the Title Company shall have irrevocably committed to issue the Approved Owner Policy upon the Closing.

(vi)          Performance of Covenants. Seller shall have duly performed all covenants and agreements to be performed by Seller under this Agreement.

(vii)         No Material Changes. As of the Closing Date, there shall have been no material adverse changes since the date of this Agreement in the operating condition of any building systems or equipment serving the Property.

(viii)        RDA Estoppel. On or before the Estoppel Deadline, Purchaser shall have received an estoppel letter executed by the RDA and the Sale Lake City Corporation regarding the TIF Agreement and other matters set forth therein and substantially in the form attached hereto as Exhibit J (the “RDA Estoppel”).

(ix)          TIF Assignment. On or before the Closing Date, Purchaser shall have received a consent to the TIF Assignment executed by the RDA and the Salt Lake City Corporation which said consent shall be substantially in the form described in Section 4(b)(viii) of this Agreement.

(x)           Vault Lease Consent. A consent from Salt Lake City Corporation to the transfer of the Vault Lease to Purchaser.

(xi)          Tunnel Easement Estoppel. An estoppel letter from the other party to the Easement Agreement (Tunnel Access) dated February 1, 2008, stating that Seller is not in default under the terms thereof.

(e)            Survival Period. Subject to the provision of Section 12(f) and notwithstanding anything else to the contrary contained in this Agreement, in any exhibits attached hereto, or in any documents executed or to be executed at Closing or otherwise in connection herewith (collectively, the “Purchase Documents”), all of Seller’s representations, warranties, covenants, undertakings, indemnities, and agreements contained in any of the Purchase Documents (collectively, “Seller’s Undertakings”) shall survive the Closing for a period of nine (9) months (the “Survival Period”). Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Purchaser may bring an action against Seller on the breach of any Seller’s Undertakings, but only if: (i) Purchaser first obtains actual knowledge of the breach after Closing and files the action within the Survival Period and (ii) the damage to Purchaser on account of the breach (individually or when combined with damages from other breaches) equals or exceeds Fifty Thousand and No/100 Dollars ($50,000.00). Furthermore, Purchaser agrees that Seller’s liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any breach of Seller’s Undertakings, at law or in equity, or any other claim or basis arising under the Purchase Documents or with respect to the Property, at law or in equity, shall not exceed, in the aggregate, One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Cap”); provided, however, the Cap shall not apply any of Seller’s obligations under

Section 4(e) of this Agreement or Seller’s indemnity obligations under Section 9 of this Agreement. The provisions of this Section 12(e) shall survive the Closing.

(f)            Untrue Representation or Warranty. If Purchaser obtains knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect and Purchaser elects to consummate the transaction contemplated hereby, Purchaser will be deemed to have forever waived any right to recover from Seller on account of such incorrectness.

13.           Covenants of Seller.

(a)            General. From the Effective Date until Closing, Seller will:

(i)         Operations. Maintain and operate the Property in its current state and condition, reasonable wear and tear and damage from casualty excepted.

(ii)         Insurance. Continue all insurance policies relative to the Property in full force and effect.

(iii)        Transfer or Removal of Property. Not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property, except for any dead landscaping, which Seller shall have no obligation to replace. Not otherwise transfer or assign any of Seller’s interest in any of the Property.

(iv)         Contracts. Prior to the expiration of the Inspection Period, refrain from entering into or amending any Contracts, or other agreements (excluding leases) regarding the Property, other than contracts in the ordinary and usual course of business and which are cancelable by the owner of the Property without penalty within thirty (30) days after giving notice thereof, and which Seller has provided Purchaser with written notice thereof. Following the expiration of the Inspection Period, Seller shall not enter into or amend any Contracts, or other agreements (excluding leases) regarding the Property without the prior written consent of Purchaser, which may be withheld by Purchaser in its sole and absolute discretion; provided that Seller shall terminate the existing property management agreement effective as of the Closing Date..

(v)          Notices. Provide Purchaser with copies of all written notices received by Seller after the Effective Date which assert any breach of Tenant Leases, Contracts, laws, covenants or permits applicable to the Property, or that would cause any of Seller’s representations and warranties hereunder to be untrue.

(b)            Leasing. Seller shall promptly notify Purchaser in writing of each proposed renewal, expansion, extension or material modification of an existing Tenant Lease and each proposed new Tenant Lease. In the event that Seller wishes to execute a renewal, expansion, extension or material modification of an existing Tenant Lease or a new Tenant Lease after the Effective Date and prior to Closing, Seller shall submit to Purchaser a copy of each such proposed renewal, expansion, extension or material modification of an existing Tenant Lease or new Tenant Lease that Seller wishes to execute and Purchaser shall give notice to Seller in writing, within five (5) Business Days after delivery thereof that Purchaser either approves or disapproves the renewal, expansion, extension or material modification of the existing Tenant Lease or the new Tenant Lease, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith, which approval shall not be unreasonably withheld by Purchaser prior to the expiration of Purchaser’s Inspection Period and which may be withheld in Purchaser’s sole and absolute discretion after the expiration of Purchaser’s Inspection Period; provided that if any such renewal, expansion or extension is pursuant to an option or other right expressly contained in a Tenant Lease, Purchaser shall be deemed to have approved such properly exercised renewal, expansion or extension. If Purchaser timely disapproves such renewal, expansion, extension or material modification of an existing Tenant Lease or new Tenant Lease, Seller shall not execute the disapproved renewal, expansion, extension or material modification of the existing Tenant Lease or the disapproved new Tenant Lease. In the event Purchaser fails to notify Seller in writing of Purchaser’s approval or disapproval within such period of five (5) Business Days, such failure shall be deemed approved by Purchaser. Subject to the provisions of Section 4(e) above, at Closing, Purchaser shall reimburse Seller for all Tenant Inducement Costs, leasing commissions or other expenses, including reasonable legal fees, paid by Seller pursuant to every renewal or expansion or material modification of an existing Tenant Lease and every new Tenant Lease approved (or deemed approved) by Purchaser and executed after the Effective Date, but only to the extent the amounts of such Tenant Inducement Costs, leasing commissions or other expenses are disclosed to Purchaser in writing on or before the Effective Date, or, as to those new Tenant Leases or any renewal or expansion or material modification of an existing Tenant Lease exercised or executed after the Effective Date, are disclosed to Purchaser in writing at the time the same are entered into.

14.           Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date:

(a)         Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and that all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out Purchaser’s obligations hereunder has been taken.

(b)         OFAC. Purchaser is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 25, 2001), and to Purchaser’s knowledge does not engage in any dealings or transactions, and is not otherwise associated, with any of those persons or entities.

(c)         ERISA. No party-in-interest relationship exists between the Purchaser and Honeywell International Inc. Master Retirement Trust (the “Trust”) such that this Agreement or any of the transactions contemplated in this Agreement is or will be a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (the “Code”). The term “party-in-interest” shall have the same meaning as set forth in Section 3(14) of ERISA. The term “prohibited transaction” shall have the meaning set forth in Section 4975(c) of the Code or Section 406 of ERISA, as applicable

15.           Condemnation. In the event that all or any substantial portion of the Project shall be taken in condemnation or under the right of eminent domain prior to the Closing Date, Seller shall promptly notify Purchaser thereof. Within ten (10) Business Days after receipt of the foregoing notice, Purchaser shall notify Seller, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such condemnation; or (b) to terminate this Agreement, receive a refund of the Earnest Money and neither party shall have any further rights or obligations under this Agreement except for those that expressly survive termination. If Purchaser elects to proceed with this transaction pursuant to clause (a) above, or if there is a taking in condemnation or eminent domain that does not affect a substantial portion of the Property, there shall be no reduction in the Sales Price and Seller shall (i) deliver to Purchaser at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, and (ii) transfer and assign to Purchaser any and all rights Seller may have with respect to payments by or from and with respect to recovery against any party for damages or compensation relating to the Property on account of such condemnation or eminent domain proceeding. A failure by Purchaser to notify Seller in writing within ten (10) Business Days after receiving written notice of such taking shall be deemed an election to proceed under clause (a) in this Section 15. If Purchaser elects (or is deemed to elect) to proceed under clause (a) in this Section 15, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. For purposes of this provision, a “substantial portion” of the Project shall be deemed to include (A) any taking of any portion of the building on the Land or the Land underlying the building, (B) any taking which gives rise to a right on behalf of any tenant under a Tenant Lease to terminate its Tenant Lease or abate rent, (C) any taking which causes access to or parking on the Property to be adversely affected, or (D) any taking which results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property.

16.           Damage to Property. Seller agrees to give Purchaser prompt notice of any fire or other casualty affecting the Land, the Improvements, or the Personal Property between the Effective Date and the Closing.

(a)         If, before Closing, the Property is damaged (i) by an insured fire or other casualty that would cost One Million and no/100 Dollars ($1,000,000.00) or more to repair, (ii) by an uninsured casualty that Seller is unwilling or unable to repair on or before Closing, (iii) which causes access to or parking on the Property to be materially and adversely affected, (iv) which results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, or (v) which gives rise to a right on behalf of any tenant under a Tenant Lease to terminate its Tenant Lease (collectively, a “Major Casualty”), then Purchaser may, at its option, elect to terminate this Agreement by written notice to Seller within twenty (20) days after the date of Seller’s notice to Purchaser of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money shall be refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement, other than rights and obligations that expressly survive termination. If Purchaser fails to timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is insured, then the Closing shall take place as provided herein, the Sales Price shall be reduced by an amount equal to Seller’s deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller’s interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance. If Purchaser fails to timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is uninsured, then the Closing shall take place as provided herein, Purchaser shall accept the Property in its condition at Closing and the Sales Price shall not be reduced.

(b)         If, before Closing, the Property is damaged by a fire or other casualty that is not a Major Casualty or if an uninsured casualty and Seller repairs the damage before Closing, then Purchaser may not terminate this Agreement, and if the casualty is insured, the Sales Price shall be reduced by an amount equal to Seller’s deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller’s interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance.

(c)         Seller and Purchaser both agree to use the Seller’s insurance adjuster’s assessment to determine the amount of damages.

17.           Assignment. Purchaser may not assign this Agreement without Seller’s prior written consent, which consent shall be given or denied in Seller’s sole and absolute discretion, except that Purchaser may make a one time assignment of this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the investment advisor without the prior written consent of Seller; provided, however, that (a) Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment; and (b) such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (i)

provide that Purchaser and such designee(s) or assignee(s) shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement, (ii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee(s) or assignee(s) as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iii) otherwise be in customary form and substance reasonably satisfactory to Seller. If Purchaser’s assignee or nominee has satisfied Purchaser’s obligations under this Agreement as of the Closing Date, then Purchaser shall automatically be released from any further obligations or responsibilities under this Agreement upon the Closing except the indemnity provision contained in Section 5(a) hereof.

18.             Miscellaneous.

(a)         Notice. All notices, demands, and requests and other communications required or permitted under this Agreement must be in writing and will be deemed to be delivered when actually received by facsimile or personal delivery or, if earlier and regardless whether actually received or not, (i) upon deposit with a nationally recognized overnight courier for next Business Day delivery, charges prepaid, or (ii) upon three (3) Business Days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage prepaid, in either event to be addressed to the addressee as follows:

If to Seller:

Bentall Kennedy (U.S.) Limited Partnership

Attn: Bassam Jurdi and Mark Reinikka

1215 Fourth Avenue, Suite 2400

Seattle, WA 98161-1085

Phone: 206-623-4739

Fax:     206-682-4769

and

HP 222 South Main Street, LLC

c/o Hamilton Partners

Attn: Bruce Bingham

222 S. Main Street, Suite 1870

Salt Lake City, Utah 84101

With a copy to:	Burke, Warren, MacKay & Serritella, P.C. 330 N. Wabash Avenue, Suite 2100 Chicago, IL 60611 Attn.: Douglas E. Wambach Phone: 312-840-7019 Fax: 312-840-7900

If to Purchaser:	KBSIII 222 Main, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Rodney Richerson Phone: 949-417-6515 Fax: 949-417-6518

With a copy to:

KBSIII 222 Main, LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attn: Jim Chiboucas, Esq.

Phone: 949-417-6555

Fax:     949-417-6523

and

Greenberg Traurig LLP

3161 Michelson Drive, Suite 1000

Irvine, CA 92612

Attn: L. Bruce Fischer, Esq.

Phone: 949-732-6670

Fax:     949-732-6501

Notices given by counsel for Purchaser shall be deemed given by Purchaser and notices given by counsel for Seller shall be deemed given by Seller.

(b)         Governing Law. This Agreement will be construed under and in accordance with the laws of the State of Utah, and all obligations of the parties created hereunder are performable in Salt Lake County, Utah.

(c)         Attorney’s Fees. Any party to this Agreement who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

(d)         Exculpation for Liability. None of the Seller’s members, officers, directors, agents, employees, affiliates, investment advisors or trustees shall have any personal liability of any kind or nature, nor shall Purchaser have the right to receive any judgment or otherwise recover against the assets of the aforesaid, under or arising out of or in any way relating to this Agreement and the transactions contemplated under this Agreement. Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment or otherwise recover against the assets of any member, officer, director, agent, employee, affiliate, investment advisor or trustee of Seller.

(e)         Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

(f)         Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any invalid, illegal, or unenforceable provision, there shall be automatically added to this Agreement a provision as similar to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

(g)         Entire Agreement. This Agreement (i) constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof (ii) supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof, and (iii) cannot be changed except by their written consent.

(h)         Time for Performance. Time is of the essence with this Agreement.

(i)         References. All references to “Sections” contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. All references to “Exhibits” and “Schedules” are, unless specifically indicated otherwise, references to exhibits, schedules, and attachments to this Agreement, which are incorporated into this Agreement by each reference.

(j)         Survival. Except for those covenants or other obligations of Seller or Purchaser expressly referenced in Sections 4(e), 5, 9, 10, 11, 12(e), 12(f), 18 (q) and 18(r), which such covenants or obligations shall survive for the periods provided in this Agreement (or, if no period is provided, indefinitely) and shall not be deemed to have merged or terminated at the Closing or any termination or cancellation of this Agreement, none of the covenants or other obligations of Seller or Purchaser shall survive the Closing.

(k)         Counterparts. The parties may execute this Agreement in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. A facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each counterpart is to be deemed an original for all purposes, and all counterparts shall, collectively, constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

(l)         Rule of Construction. The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

(m)         No Recording of Agreement. Neither party (nor any of their respective agents or representatives) shall record this Agreement (or any memorandum or short form of this Agreement) without the prior written consent of the other.

(n)         Waiver of Jury Trial. Each party hereto, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement

(o)         Business Day. “Business Day” means a date that is not a Saturday, Sunday or holiday observed by federally chartered banks in the State where the Property is located. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if the date falls upon a date that is not a Business Day, the date for the determination or action shall be extended to the first Business Day immediately thereafter. Unless otherwise specified in this Agreement, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the State where the Property is located.

(p)         Effective Date. The “Effective Date” of this Agreement shall be the date an original of this Agreement (or original counterparts of this Agreement) is executed by both Seller and Purchaser and each party has received a fully executed copy thereof.

(q)         Confidentiality. Except as otherwise expressly permitted in this Agreement, Purchaser and Seller shall make no public announcement or disclosure of any information related to this

Agreement to outside brokers or third parties, before or after the Closing, without the prior written consent of the other party; provided, however, that each party shall have the right to make such disclosures as may be required under laws or regulations applicable to such party and as are needed for the transaction to occur (i.e., consultants, capital sources, etc.). Notwithstanding the foregoing and anything to the contrary in this Section 18(q), nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors. In the event of any breach or threatened breach by either party of the terms of this Section 18(q), the other party, in addition to and not in limitation of any other rights, remedies, or damages available to it at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain any such breach by any such party or persons acting, directly or indirectly, in concert or participation with such party and the non-breaching party shall not be required to post a bond as a condition for the granting of such relief.

(r)         Net Worth. Seller hereby covenants that, from the Closing Date to the end of the Survival Period, or, in the event Purchaser has properly brought an action against Seller on the breach of any of Seller’s Undertakings within the Survival Period, to the conclusion of such action, Seller shall have and maintain a liquid net worth of no less than One Million Five Hundred Thousand No/100 Dollars ($1,500,000.00) (“Minimum Net Worth Requirement”). “Net worth” shall mean Seller’s assets minus its liabilities as determined in accordance with generally accepted accounting principles. From time to time during the Survival Period, at Purchaser’s request, Seller shall provide reasonable evidence of the Seller’s liquid net worth. The provisions of this Section 18(r) shall survive Closing.

(s)         Schedule and Exhibits. The following schedules and exhibits are hereby incorporated into this Agreement:

Exhibit A	-	Legal Description of Land
Exhibit B	-	Special Warranty Deed
Exhibit C	-	Bill of Sale
Exhibit D	-	Assignment and Assumption of Leases and Contracts
Exhibit E	-	Non-Foreign Affidavit
Exhibit F	-	Form of Tenant Estoppel Letter
Exhibit F-1		H&H Estoppel
Exhibit G	-	List of Tenant Leases, Licenses and Garage Lease
Exhibit G-1		List of Tenant Defaults
Exhibit H	-	List of Contracts
Exhibit H-1		Assumed Commissions
Exhibit I	-	Litigation
Exhibit J		RDA Estoppel
Schedule 1	-	List of Personal Property
Schedule 2	-	Purchaser’s 3-14 Audit Documents

EXECUTED to be effective as of the Effective Date.

PURCHASER:

KBSIII 222 MAIN, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XIII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

				Date:	January 31, 2014

[signature page follows]

SELLER:

222 S. MAIN INVESTMENTS LLC, a Delaware limited liability company

By:	Honeywell 222 South Main Street LLC,
a Delaware limited liability company
Its:	Manager

	By:	The Northern Trust Company, as trustee for the Honeywell International Inc. Master Retirement Trust
	Its:	Sole member

		By:	Bentall Kennedy (U.S.) LP, a Washington limited partnership
		Its:	Investment manager and authorized signatory

			By:	Bentall Kennedy (U.S.) GP, LLC, a Washington limited liability company
			Its:	General Partner

By: /s/ Mark D. Reinkka

Name: Mark D. Reinkka

Title: Senior Vice President

By: /s/ Scott Gannon

Name: Scott Gannon

Title: Senior Vice President

Date: January 31, 2014

[Signature Page Follows]

TITLE COMPANY:

Receipt of $5,000,000.00 Earnest Money is acknowledged. Title Company agrees to hold the Earnest Money in accordance with the terms of this Agreement.

First American Title Insurance Company

By:	/s/ Karl Norambuena
Name:	Karl Norambuena
Title:	Comm. Closing Officer
Date:	February 3, 2014

EXHIBIT A

to

Purchase and Sale Agreement

LEGAL DESCRIPTION OF LAND

PARCEL 1:

A part of Lot 7 and Lot 8, Block 58, Plat “A”, Salt Lake City Survey, in Salt Lake City, Salt Lake County, Utah:

Beginning at a point on the East line of Lot 8, Block 58, Plat “A”, Salt Lake City Survey, said point being South 0°01’10” East along said East line 56.63 feet from the Northeast corner of said Lot 8, Block 58; thence South 0°01’10” East along said East line 215.90 feet; thence South 89°58’19” West 165.13 feet; thence South 0°01’10” East 57.50 feet; thence South 89°58’19” West 165.13 feet; thence North 0°01’10” West 82.50 feet; thence North 89°58’19” East 50.04 feet; thence North 0°01’10” West 80.50 feet; thence South 89°58’19” West 36.38 feet; thence North 0°01’10” West 57.00 feet; thence South 89°58’19” West 2.60 feet; thence North 0°01’10” West 110.00 feet; thence North 89°58’19” East 35.58 feet; thence South 0°01’10” East 111.08 feet; thence North 89°58’50” East 65.67 feet; thence North 0°01’10” West 3.67 feet; thence North 89°58’50” East 63.63 feet; thence North 0°01’10” West 29.88 feet; thence North 89°58’50” East 47.33 feet; thence North 0°01’10” West 20.94 feet; thence North 89°58’50” East 106.98 feet to the point of beginning.

PARCEL 2:

Together with a perpetual non-exclusive right of way for all purposes of ingress and egress in common with others upon and over the surface of the following described real property:

Commencing at the Southeast corner of Lot 2, Block 58, Plat “A”, Salt Lake City Survey, and running thence North 300.00 feet; thence West 30.00 feet; thence South 300.00 feet to a point due west of the point of beginning; thence East 30.00 to the point of beginning.

PARCEL 3:

Together with a perpetual non-exclusive easement and right of way upon, over and across the surface of the following described real property:

Beginning at a point on the South right of way line of 200 South Street, said point being North 89°58’19” East 46.63 feet from the Northwest corner of Lot 7, Block 58, Plat “A” Salt Lake City Survey and running thence North 89°58’19” East along said South right of way line, 25.00 feet; thence South 0°01’10” East 111.08 feet; thence South 89°58’19” West 25.00 feet; thence North 0°01’10” West 111.08 feet to the point of beginning.

Exhibits – Page 1

EXHIBIT B

to

Purchase and Sale Agreement

FORM OF SPECIAL WARRANTY DEED

When recorded, return to:

SPECIAL WARRANTY DEED

                                , a Delaware limited liability company, “Grantor” having an address of                                                              , hereby conveys and warrants against all claiming by, through or under it to                     , a                      limited liability company, “Grantee”, of                                 , for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the following described tract of land in Salt Lake County, State of Utah (the “Property”) together with all improvements and fixtures thereon and all rights and appurtenances thereto (collectively, “Appurtenances”):

See Attached Exhibit A

together with a non-exclusive lease, as set forth in that certain Lease Agreement to Occupy Public Property between Salt Lake City Corporation and 222 S. Main Investments LLC, a Delaware limited liability company dated March 12, 2012, relating to a 47.99’ x 22.75’ subterranean vault under the surface of the sidewalk immediately to the east of the above-described Property,

Subject only to those matters set forth on Exhibit B attached hereto.

TO HAVE AND TO HOLD the Property, together with the Appurtenances, unto Grantee and its assigns forever. Grantor does hereby covenant to and with Grantee that it is the owner in fee simple of the Property and that it will warrant and defend the Property unto Grantee and its successors and assigns from and against all lawful claims arising by, through or under Grantor, but not otherwise.

WITNESS the hand of said grantor, this              day of                                 , 2014.

,
a Delaware limited liability company

Name:

By:
Its:

STATE OF UTAH

COUNTY OF SALT LAKE

On the              day of                                     , 2014 personally appeared before me                                      who duly acknowledged to me that he executed the foregoing Special Warranty Deed as                                      of                                     .

Notary Public

Exhibits – Page 2

EXHIBIT A

to

Special Warranty Deed

LEGAL DESCRIPTION

Said property is also known by the street address of:

Parcel ID No.

Exhibits – Page 3

EXHIBIT B

to

Special Warranty Deed

PERMITTED EXCEPTIONS

Exhibits – Page 4

EXHIBIT C

to

Purchase and Sale Agreement

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and entered into as of the        day of                         , 200_, by and between                                 , a                      (“Assignor”), and                     , a                          (“Assignee”).

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

2.            Assignor hereby sells, transfers, assigns, and conveys to Assignee the following (collectively, the “Assigned Property”):

(a)         All equipment, fixtures, furniture, appliances, inventory, and other personal property of whatever kind or character owned by Assignor and attached to or installed or located on or in the land located in the City of                 ,                  County,                  (as more particularly described in the attached Exhibit A, the “Land”) or the improvements located on the Land (“Improvements”), including, without limitation, those items listed on Exhibit B attached hereto (collectively, the “Personal Property”).

(b)         All of Assignor’s right, title, and interest in and to all trademarks, trade names or symbols under which the Land or the Improvements (or any part thereof) is operated, all licenses, blueprints, maps, drawings, plans and specifications, governmental permits and approvals, guaranties and all warranties made by any contractors, subcontractors, vendors or suppliers, regarding their performance or the quality of materials supplied in connection with the construction of or operation of all or any of the Real Property, and any websites and webnames pertaining to the Real Property (collectively, the “Intangible Personal Property”).

3.            Except as set forth in this Bill of Sale or in that certain Purchase and Sale Agreement by and between Assignor, as seller, and Assignee, as purchaser, dated                      (the “Agreement”), the Assigned Property is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, except that the foregoing shall not be construed to negate the special warranty of title hereinafter set forth.

4.            Notwithstanding anything to the contrary contained in this Bill of Sale, any liability of Assignor under this Bill of Sale is limited as set forth in Section 12(e) of the Agreement.

5.            This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature page follows.]

Exhibits – Page 5

IN WITNESS WHEREOF, this Bill of Sale is executed on the dates set forth below to be effective as of the date first above written.

ASSIGNOR:

,
a

By: ,
a ,
its

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

ASSIGNEE:

,
a

By: ,
a ,
its

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

Exhibit A – Land Description

Exhibits – Page 6

EXHIBIT A

to

Bill of Sale

LAND DESCRIPTION

Exhibits – Page 7

EXHIBIT B

to

Bill of Sale

PERSONAL PROPERTY

Exhibits – Page 8

EXHIBIT D

to

Purchase and Sale Agreement

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is made and entered into as of                     , 200     (the “Effective Date”), by and between                                 , a                  (“Assignor”), and                     , a                    (“Assignee”).

AGREEMENTS

For good and valuable consideration, the receipt of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.           Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in and to: (a) the lease agreements listed on Exhibit A attached hereto (collectively, the “Leases”); (b) service and maintenance contracts, warranties, guaranties and bonds listed on Exhibit B attached hereto (collectively, the “Contracts”), and (c) all security deposits held by Assignor under the Leases (collectively the items described in (a), (b) and (c) above are referred to herein collectively as the “Assigned Property”). The Assigned Property relates to the real property located in              County,              described on Exhibit C attached hereto (the “Property”).

2.           Assignor has executed this Agreement and has GRANTED, TRANSFERRED and ASSIGNED the Assigned Property, and Assignee has accepted this Assignment and purchased the Assigned Property AS IS AND WHERE EVER LOCATED, AND EXCEPT AS SET FORTH IN THE AGREEMENT (AS DEFINED BELOW), WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY, IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES (EXCEPT AS SET FORTH IN THE AGREEMENT) WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE ASSIGNED PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

3.           Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts, and the obligations set forth on Exhibit B-1 for leasing commissions, under or with respect to the Assigned Property accruing and applicable to the period on or after the Effective Date, and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the Effective Date. Assignor agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts under or with respect to the Assigned Property arising or accruing before the Effective Date, and agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Assigned Property arising or accruing prior to the Effective Date.

4.           Notwithstanding anything to the contrary contained in this Assignment, any liability of Assignor under this Assignment is limited as set forth in Section 12(e) of the Purchase and Sale Agreement by and between Assignor, as seller, and Assignee, as purchaser, dated                  (the “Agreement”).

Exhibits – Page 9

[Signature page follows.]

IN WITNESS WHEREOF, this Assignment is executed on the dates set forth below to be effective as of the Effective Date.

ASSIGNOR:

,
a

By: ,
a ,
its

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

ASSIGNEE:

,
a

By: ,
a ,
its

EXHIBIT ONLY. DO NOT EXECUTE
By:
Name:
Title:

Exhibit A – List of Leases

Exhibit B – List of Contracts

Exhibit C – Land Description

Exhibits – Page 10

EXHIBIT A

To

Assignment and Assumption of Leases and Contracts

LIST OF LEASES

Exhibits – Page 11

EXHIBIT B

to

Assignment and Assumption Agreement of Leases and Contracts

LIST OF CONTRACTS

Exhibits – Page 12

EXHIBIT B-1

to

Assignment and Assumption Agreement of Leases and Contracts

ASSUMED LEASING COMMISSIONS

Exhibits – Page 13

EXHIBIT C

to

Assignment and Assumption of Leases and Contracts

LAND DESCRIPTION

Exhibits – Page 14

EXHIBIT E

to

Purchase and Sale Agreement

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                 , a                                  (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor.

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder);

2.	Transferor’s U.S. employer identification number is ; and

3.	Transferor’s address is .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Transferor.

Executed to be effective as of                 .

TRANSFEROR:

_________________________________,
a	_______________________

By:	_______________________________,

a ____________________________,

its ______________________

EXHIBIT ONLY. DO NOT EXECUTE

By:

Name:

Title:

Exhibits – Page 15

EXHIBIT F

to

Purchase and Sale Agreement

FORM OF TENANT ESTOPPEL LETTER

«Date»

KBS Capital Advisors LLC, and its successors and assigns (“Purchaser”)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Re:	[Landlord name] (“Landlord”)
«Property» (“Property”)
«City_State»

Ladies and Gentlemen:

The undersigned (“Tenant”) hereby certifies that with respect to the lease (the “Lease”) more particularly described in the attached Schedule “A” which is hereby incorporated (the “Schedule”):

1.        Tenant is the tenant under the Lease, and Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the Premises (defined below), except as may be indicated on the Schedule;

2.        The summary of the terms of the Lease and other information contained in the Schedule is true and correct, and attached are true, complete and accurate copies of the Lease and all amendments, guarantees, security agreements, subleases and other documents pertaining to the Lease;

3.        Tenant has accepted possession of the premises (the “Premises”) under the Lease;

4.        There are no rent abatements or free rent periods now or in the future other than as may be set forth on the Schedule;

5.        The Lease is in full force and effect and, except as may be indicated on the Schedule, has not been assigned, modified, supplemented or amended in any way, and Tenant has no notice of any assignment, pledge or hypothecation by the Landlord under the Lease or of the rentals thereunder;

6.        The Lease represents the entire agreement between Tenant and Landlord with respect to the Premises, and there are not any other agreements, oral or written, between Landlord and Tenant;

7.        All construction, improvements and other obligations to be performed by Landlord have been satisfied, except as may be indicated on the Schedule;

8.        Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, and neither Landlord nor any successor or assign of Landlord owes any amount to Tenant, except as may be indicated on the Schedule;

9.        On this date, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;

Exhibits – Page 16

10.        Tenant is not entitled to any offsets, credits, abatements, deductions, delay, defense or otherwise against the rent payable under the Lease from and after the Effective Date, except as may be indicated on the Schedule;

11.        No rental (including expense reimbursements), other than for the current month, has been paid in advance, except as may be indicated on the Schedule;

12.        Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency, or other proceedings;

13.        Neither the Lease nor any other agreement confers upon Tenant any right of first refusal or option to purchase all or any portion of the Property. Tenant has no extension, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises, except as may be indicated on the Schedule; and

14.        Tenant has no early termination rights under the Lease, except as may be indicated on the Schedule.

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) Purchaser, (iii) each lender (“Lender”) of Landlord or Purchaser (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

«Operating As»

By:
Name:
Title:

Date:

Exhibits – Page 17

SCHEDULE A to Tenant Estoppel Letter

Summary of Lease Terms

(1)	Name of Tenant: «Operating_As»
(2)	Lease Date: «Lease_Date»
(3)	Amendment Dates, Separate Agreements, if any:
	«Lease License_Agreement»		«Lease_Date»
	«Document_1»		«Document_1_Date»
	«Document_2»		«Document_2_Date»
	«Document_3»		«Document_3_Date»
	«Document_4»		«Document_4_Date»
(4)	Square Footage: «Square_Feet» sf
(5)	Lease Commencement Date: «Commence_Date»; Current Lease Expiration:
«Expiration_Date»
(6)	Current Monthly Base Rent:	$«Base_Monthly_Rent»;	paid through:
Current Monthly Expense
	Reimbursement:	$«Total_Exp»;	paid through:
Other Current Monthly Rent Not
	Otherwise Identified Above:	$«Other»;	paid through:
	Current Total Monthly Rent:	$«Total_Rent»
Tenant has the following abatement(s) remaining: «Free_Rent»

(7)        Tenant’s prorata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is         %. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):

Increases over base year 20        .

Increases over a stipulated amount per square foot         /sf.

All operating expenses and real estate taxes (net lease).

(7) Security	Deposit: $«Security_Deposit»

(8) Percentage	Rent: «% Rent»

(9) Assignees/Subtenants:	«Subtenant»

(10) Lease	Guarantor(s): «Guarantor»

(11) Termination	Rights (other than with respect to a Landlord default or a casualty or condemnation event):

Exhibits – Page 18

EXHIBIT F-1

to

Purchase and Sale Agreement

H&H ESTOPPEL

KBS Capital Advisors LLC, and its successors and assigns (“Purchaser”)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

Re:	[Landlord name] (“Landlord”)

[Tenant name] (“Tenant”)

«Property» (“Property”)

«City_State»

Dear Sir or Madam:

The undersigned (“Tenant”) hereby certifies that with respect to that certain lease (together with any amendments, options, extension and renewals listed below and attached to this certificate, the “Lease”):

(a)        Tenant occupies the premises demised by the Lease, and Tenant has not assigned its interest in the Lease nor has Tenant sublet any portion of the premises, except as may be indicated Item (b) below.

(b)        The material business terms of the Lease are as follows:

Landlord:

Lease Date:

Lease Commencement Date:

Subleases (if any):

Amendments and Modifications (if any):

Current Monthly Base Rent:

Current Monthly Storage Rent:

Current Expense Reimbursement:

Square Footage:

Expiration Date:

Renewals or Options (if any):

Security or other Deposit:

Uncompleted Tenant Improvements (if any):

Exhibits – Page 19

Unpaid Tenant Allowances (if any):

Other Financial Obligation of Landlord (if any):

(c)        The Lease is Tenant’s entire agreement with the Landlord and there are not any other agreements, oral or written, between Landlord and Tenant.

(d)        Tenant has accepted and currently occupies the leased premises, is paying full rent under the Lease, and neither (i) presently asserts any Landlord default, claim against Landlord, matured right of setoff, or right to pay reduced rent nor (ii) to Tenant’s current actual knowledge, knows of any fact which, with the giving of notice or the passage of time, or both, could give rise to any such default, claim or right. Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant.

(e)        Tenant neither (i) presently asserts any matured right to terminate or to cancel the Lease nor (ii) to Tenant’s current actual knowledge, knows of any fact which, with the giving of notice or the passage of time, or both, could give rise to any such right.

(f)        Tenant is not the debtor in any bankruptcy or state insolvency case and is not the subject of any receivership, winding up, liquidation or similar proceeding.

(g)        The Lease is in full force and effect and, except as may be indicated in Item (b) above, has not been assigned, modified, supplemented or amended in any way, and Tenant has no notice of any assignment, pledge or hypothecation by the Landlord under the Lease or of the rentals thereunder

(h)        The summary of the terms of the Lease and other information contained in Item (b) above is true and correct, and attached are true, complete and accurate copies of the Lease and all amendments, guarantees, security agreements, subleases and other documents pertaining to the Lease.

(i)        All construction, improvements and other obligations to be performed by Landlord have been satisfied, except as may be indicated in Item (b) above.

(j)        Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, and neither Landlord nor any successor or assign of Landlord owes any amount to Tenant, except as may be indicated in Item (b) above.

(k)         No rental (including expense reimbursements), other than for the current month, has been paid in advance.

(l)         There are no rent abatements or free rent periods now or in the future other than as may be set forth in the Lease.

(m)        Neither the Lease nor any other agreement confers upon Tenant any right of first refusal or option to purchase all or any portion of the Property. Tenant has no extension, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises, except as set forth in the Lease.

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) Purchaser, (iii) each lender (“Lender”) of Landlord or Purchaser (or any of their respective direct or indirect

Exhibits – Page 20

owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

«Operating_As»

By:
Name:
Title:

Date:

Exhibits – Page 21

EXHIBIT G

to

Purchase and Sale Agreement

LIST OF LEASES

A.	Tenant Leases

1.	Arlington Value Capital, LLC
a.	Gross Lease dated March 19, 2013
b.	Payment and Performance Guaranty dated March 19, 2013
c.	Security Agreement dated March 19, 2013
d.	Form of Lease Memorandum dated October 8, 2013

2.	Robert W. Baird & Co. Incorporated
a.	Sublease Agreement dated July 19, 2011
b.	Gross Lease dated July 25, 2011
c.	Lease Agreement dated July 25, 2011
d.	Sub-Sublease Agreement dated July 25, 2011
e.	Form of Lease Memorandum dated April 19, 2012

3.	The Bennett Consulting Group, LLC
a.	Payment and Performance Guaranty dated March 11, 2010
b.	Gross Lease dated March 23, 2011
c.	First Amendment to Lease Agreement dated May 12, 2011
d.	Second Amendment to Lease Agreement dated October 26, 2012
e.	Third Amendment to Lease Agreement dated September 4, 2013

4.	Brinks Hofer Gilson & Lione
a.	Lease Agreement dated April 10, 2007
b.	Rider to Lease dated April 10, 2007
c.	Tenant Improvements Construction Agreement with Tenant Improvement Allowance dated April 10, 2007
d.	Commencement Memorandum dated March 17, 2010
e.	First Amendment to Lease Agreement dated March 15, 2011

5.	CBRE Inc.
a.	Lease Agreement dated June 25, 2008
b.	First Addendum to Lease Agreement dated July 2, 2010
c.	Second Addendum to Lease Agreement dated April 24, 2013
d.	Form of Lease Memorandum (Suite 1870) dated September 13, 2013

6.	Extend Health, Inc.
a.	Reimbursement Agreement dated July 24, 2013 (expired)
b.	Gross Lease dated September 4, 2013
c.	Guaranty of Lease dated September 4, 2013
d.	Subordination, Non-Disturbance and Attornment Agreement dated October 18, 2013
e.	Form of Lease Memorandum dated January 3, 2014

7.	The Goldman Sachs Group, Inc.
a.	Gross Lease dated March 17, 2010

Exhibits – Page 22

b.	Subordination, Non-Disturbance and Attornment Agreement dated April 8, 2010
c.	Estoppel Certificate (in place of Commencement Memorandum) dated May 17, 2012
d.	First Amendment to Gross Lease dated December 5, 2011
e.	Second Amendment to Gross Lease dated April 19, 2013
f.	Side Letter dated April 19, 2013 (confirms delivery date for 6th floor expansion space)

8.	HP Utah Management
a.	Gross Lease dated March 26, 2013

9.	Holland and Hart LLP
a.	Lease Agreement dated August 31, 2007
b.	First Amendment to Lease Agreement dated August 9, 2010
c.	Second Amendment to Lease Agreement dated February 2013
d.	Commencement Memorandum (not yet executed)

10.	WB Eyecare LLC (d/b/a Image Eyes Optical)
a.	Gross Lease dated April 27, 2012
b.	First Amendment dated October 30, 2012

11.	Pia Anderson Dorius Reynard & Moss
a.	Side Letter dated July 19, 2010
b.	Side Letter dated July 22, 2010
c.	Modification to Commission Letter Agreement dated September 2, 2010
d.	Gross Lease dated August, 2010
e.	Security Agreement dated August 12, 2010
f.	Payment and Performance Guaranty dated August 12, 2010
g.	Lease Memorandum and First Amendment to Lease dated June 30, 2011
h.	Second Amendment dated October 14, 2013

12.	Pia Anderson Dorius Reynard & Moss Storage
a.	Sublease Agreement dated July 19, 2011

13.	Phillips Edison & Company, Ltd.
a.	Gross Lease dated January 3, 2012
b.	First Amendment to Gross Lease dated July 24, 2012

14.	RGN-Salt Lake City I, LLC (d/b/a Regus)
a.	Lease dated May 23, 2011
b.	Subordination, Non-Disturbance and Attornment Agreement dated May 23, 2011
c.	Limited Lease Guaranty dated May 23, 2011
d.	Form of Lease Memorandum dated April 19, 2012

15.	Smokehouse #5 LLC (a/k/a Sonny Bryan Smokehouse)
a.	Triple Net Lease dated November 8, 2012
b.	Letter of Credit dated December 16, 2013 from US Bank National Association

16.	SLC West, LLC (a/k/a Bistro 222)
a.	Triple Net Lease dated November 8, 2012
b.	Letter of Credit dated December 16, 2013 from US Bank National Association

Exhibits – Page 23

17.	Wealth Navigation, LLC
a.	Gross Lease dated February 1, 2013
b.	First Amendment to Gross Lease dated March 13, 2013
c.	Second Amendment to Gross Lease dated April 15, 2013
d.	Indemnification Agreement dated January 4, 2013

18.	FirstDigital Telecom, LLC
a.	Lease Agreement dated December 30, 2011
b.	Communications Services Agreement – 222 South Main Street dated April 1, 2009

B.	Garage Lease

1.	Parking Garage Lease dated November 2, 2009, by and between 222 S. Main Investments LLC and Ampco System Parking

2.	First Amendment to Parking Garage Lease dated March 26, 2010, by and between 222 S. Main Investments LLC and Ampco System Parking

3.	Second Amendment to Parking Garage Lease dated March 15, 2012, by and between 222 S. Main Investments LLC and Ampco System Parking

4.	Third Amendment to Parking Garage Lease dated November 19, 2012, by and between 222 S. Main Investments LLC and Ampco System Parking

5.	Fourth Amendment to Parking Garage Lease dated November 1, 2013, by and between 222 S. Main Investments LLC and ABM Parking Services

C.	Licenses

1.	Communications Service Agreement dated April 1, 2009, by and between 222 S. Main Investments, LLC and FirstDigital Telecom, LLC

2.	Letter dated September 15, 2010 to FirstDigital Telecom, LLC from Hamilton Partners, Inc.

3.	Service Order Agreement dated November 22, 2011, by and between FirstDigital Telecom, LLC and Holland & Hart LLP

4.	UPS Drop Box Agreement dated August 24, 2011, by and between 222 S. Main Investments, LLC and United Parcel Service, Inc.

Exhibits – Page 24

EXHIBIT G-1

to

Purchase and Sale Agreement

DEFAULTS UNDER TENANT LEASES

1.	As of January 14, 2014, SLC West, LLC (a/k/a Bistro 222) has not signed the Commencement Memorandum prepared by Seller as provided for in such tenant’s lease and has delinquent rents in an amount equal to $29,994.43.

2.	As of January 14, 2014, Smokehouse #5 LLC (a/k/a Sonny Bryan Smokehouse) has not signed the Commencement Memorandum prepared by Seller as provided for in such tenant’s lease and has delinquent rents in an amount equal to $10,532.12.

Exhibits – Page 25

EXHIBIT H

to

Purchase and Sale Agreement

LIST OF CONTRACTS

1.	See guaranties related to the Tenant Leases listed on Exhibit G

2.	Hamilton Partners Service Agreement Short Form dated March 1, 2012, by and between 222 S. Main Investments, LLC and KHI Mechanical Services (Chiller Maintenance)

3.	Hamilton Partners Service Agreement Short Form dated February 24, 2010, by and between 222 S. Main Investments, LLC and ACE Disposal (Trash Removal)

4.	Hamilton Partners Service Agreement Short Form Fire Alarm Services dated September 30, 2009, by and between 222 S. Main Investments, LLC and Armed Alert Security (Fire Alarm Monitoring)

5.	Hamilton Partners Service Agreement Short Form dated October 8, 2010, by and between 222 S. Main Investments, LLC and AlliedBarton Security Services, LLC (Security)

6.	See documents under Parking Lease listed on Exhibit G (Garage Management and Sweeping)

7.	Janitorial Supplies Agreement Hamilton Partners Service Agreement Short Form dated August 23, 2012, by and between 222 S. Main Investments, LLC and Staples Advantage (Cleaning Supplies)

8.	Hamilton Partners Service Agreement Short Form dated January 1, 2011, by and between 222 S. Main Investments, LLC and D&L Electric Inc. (BAS Contractor)

9.	Communications Service Agreement dated April 1, 2009, by and between 222 S. Main Investments, LLC and FirstDigital Telecom, LLC (Riser Manager)

10.	Hamilton Partners Service Agreement Plant Care dated September 20, 2010, by and between 222 S. Main Investments, LLC and Foliage, Inc. (Exterior and Interior Landscaping)

11.	Janitorial Services Agreement Hamilton Partners Service Agreement Short Form dated November 10, 2009, by and between 222 S. Main Investments, LLC and Jani-King of Utah (Day Porters, Janitorial)

12.	Hamilton Partners Service Agreement Short Form dated March 3, 2010, by and between 222 S. Main Investments, LLC and Momentum Recycling (Recycling Service)

13.	Interior Plant Care Agreement Hamilton Partners Service Agreement Short Form dated July 7, 2010, by and between 222 S. Main Investments, LLC and Orchid Dynasty (Interior Plant Maintenance)

14.	Hamilton Partners Service Agreement Short Form dated July 1, 2010, by and between 222 S. Main Investments, LLC and Otis Elevator Company (Elevator Maintenance)

15.	Hamilton Partners Service Agreement Short Form dated October 1, 2011, by and between 222 S.

Exhibits – Page 26

Main Investments, LLC and SimplexGrinnell (Fire Standpipe)

16.	Hamilton Partners Service Agreement Short Form dated May 15, 2012, by and between 222 S. Main Investments, LLC and Power Engineering Company, Inc. (Water Treatment)

17.	Hamilton Partners Service Agreement Short Form dated September 8, 2011, by and between 222 S. Main Investments, LLC and Smith Power Products (Generator Inspection and Testing)

18.	Pest Control Hamilton Partners Service Agreement Short Form dated May 13, 2010, by and between 222 S. Main Investments, LLC and Sprague (Pest Control)

19.	Hamilton Partners Service Agreement Short Form October 13, 2010, by and between 222 S. Main Investments, LLC and Water Specialties, Inc. (Deionized Water)

20.	Course of dealing with Wasatch Electric (Electrical Maintenance)

21.	Hamilton Partners Service Agreement Short Form dated September 11, 2013, by and between 222 S. Main Investments, LLC and ASCO Services (ATS Switch Maintenance)

22.	Hamilton Partners Service Agreement Short Form dated April 16, 2013, by and between 222 S. Main Investments, LLC and Energy Management Corporation (Mammoth Motor Balancing)

23.	Hamilton Partners Service Agreement Short Form dated May 9, 2013, by and between 222 S. Main Investments, LLC and PRO-BEL (Roff Anchor Inspection)

24.	Hamilton Partners Service Agreement Short Form dated July 1, 2010, by and between 222 S. Main Investments, LLC and SimplexGrinnell LP (Fire Sprinkler Inspection)

25.	Master Electric Service and Facilities Improvements Agreement dated May 12, 2009, by and between 222 S. Main Investments, LLC and Rocky Mountain Power

26.	Master Electric Service and Facilities Improvements Agreement dated February 9, 2011, by and between 222 S. Main Investments, LLC and Rocky Mountain Power

27.	Salt Lake City Corporation – Lease Agreement to Occupant Public Property dated March 12, 2012, by and between 222 S. Main Investments, LLC and Salt Lake City Corporation

28.	Gas Service Signature – Identification Agreement dated September 15, 2009, by and between 222 S. Main Investments, LLC and Questar Gas

29.	Reimbursement Agreement dated March 31, 2010, by and between 222 S. Main Investments, LLC and Salt Lake City Redevelopment Agency

30.	See attached Schedule of Warranties

31.	Master License Agreement dated August 9, 2010, by and between 222 S. Main Investments, LLC and Red Hand, LLC

32.	Letter Agreement dated September 15, 2010 by and between Hamilton Partners, Inc. and FirstDigital Telecom, LLC

Exhibits – Page 27

33.	License Agreement dated April 20, 2010, by and between 222 S. Main Investments, LLC and Federal Communications Commission

34.	Radio Station Authorization grated April 20, 2010 by the Federal Communications Commission

35.	DirectTV Commercial Viewing Agreement dated November 30, 2009

36.	Alley Agreement dated November 21, 2007, by and between American Towers Owners Association and 222 S. Main Investments LLC

Exhibits – Page 28

Exhibits – Page 29

Silicon Weather Proofing, Building and Structural Sealant	Dow Corning			10 year	11/4/2019	
	Tempered and Heat Strengthened Glass	Viracon	Dan Painter	(801) 478-8102	10 year	11/3/2019	
	Laminated Glass	Viracon	Dan Painter	(801) 478-8103	5 year	11/4/2014	
	Silkscreened and Spandrel Glass	Viracon	Dan Painter	(801) 478-8104	5 year	11/5/2014	
	Tempered Glass	Quality Glass Products			10 year	11/3/2019	
	Metal Panels - paint finish	Pohl			20 years	11/3/2029	
	Metal Panels - panels provided by Pohl	Steel Encounters Inc.			2 year	11/3/2011	
	Architectural Products - balance door hardware	Dawson Door			10 year	11/3/2019	
	Ultra Narrow Stile Doors	Dawson Door	Dan Painter	(801) 478-8100	2 year	11/3/2011	
	Revolving door - Dawson	Steel Encounters Inc.			1/5 year	11/3/2014	
	Revolving door	Ives			1 year	11/3/2010	
	Revolving door	Pemko			5 year	11/3/2019	
	Revolving door	Glynn Johnson			1 year	11/3/2010	
	Joint Sealants	Weather Shield,Inc.	Dan Mercer	(801) 486-4884	10 year	11/3/2019	
24	Hollow Metal Frames and Finish Hardware	Beacon Metals			1 year	11/3/2010	
	Closing devices	Beacon Metals			5 year	11/3/2014	
	Hollow Metal Door	Marshfield			5 year	11/3/2014	not signed by manufacturer or installer
25	Fire rated floor door	Bilco	John Allen	(207) 882-7526	5 year	11/3/2014	from date of purchase
26	Manway Access Doors - Storm Water & Fire Water Tanks	Chase Associates, Inc.	Judy Okutani	(800) 453-8494	1 year	11/3/2010	
27	Sliding Accordion - Type Fire Door	Won-Door Corporation	Tim Olsen	(801) 254-3008	1 year	11/3/2010	
28	Door Installation	Tim Olsen Construction	Dale Houghton	(801) 374-6056	1 year	11/3/2010	
29	Plaster Systems	Houghton Plaster			1 year	11/3/2010	
30	Gypsum Board Assemblies, Cold Formed Metal Framing	Daw Construction Group	Steven Lloyd	(801) 268-3525	1 year	11/3/2010	
31	Tiling	Caffall Tile			1 year	11/3/2010	
Volume 2							
2	Acoustical Ceilings, Restroom light box glass	Mitchell Acoustics			1 year	11/3/2010	
	Suspension Systems	Armstrong			10 year	11/3/2019	
	Mineral Fiber Ceiling	Armstrong			1 year	11/3/2010	
	Humigard Ceiling Panel	Armstrong			10 year	11/3/2019	
	Interior metal ceiling	Linder			5 year	9/11/2014	
	Vinyl Composition Tile	Armstrong			5 year	11/3/2014	no signature or date of expiration from manufactuer
	Laminated glass	Vitro America			6 month	11/3/2014	no provided warranty
3	Reslient Flooring, Carpeting	Johnsonite			1 year	11/3/2010	
	Carpet & Backing - Surface wear, edge ravel, delamination anc	Bently Price Street			10 year	11/3/2019	
	Flooring Products	Diversified Flooring, Inc.	Jeff Hill	(801) 486-9888	1 year

Exhibits – Page 30

Exhibits – Page 31

EXHIBIT H-1

to

Purchase and Sale Agreement

ASSUMED LEASING COMMISSIONS

1.

The obligation to pay leasing commissions to CBRE pursuant to the terms of that certain Exclusive Lease Listing Agreement dated June 25, 2008, by and between CB Richard Ellis (“CBRE”) and 222 S. Main Investments LLC (including that certain Schedule of Lease Commissions dated June 28, 2008), as amended by that certain Amendment to Listing Agreement dated October 26, 2010, that certain Amendment to Listing Agreement dated January 4, 2012 and that certain Amendment to Listing Agreement dated February 7, 2013, but only to the extent payable as a result of Purchaser’s entering into leases with any of the following prospects on or before March 31, 2014, or entering into letters of intent or other written term sheets on or before March 31, 2014 (to the extent the same leads to Purchaser’s entering into leases with the tenants identified in such letters of intent or term sheets) with the following prospects: (i) Seer Technology; (ii) Leavitt Group; (iii) Marsh; (iv) Phillips Edison & Co.; (v) Bennett Group; and (vi) Hyde company.

2.

The obligation to pay leasing commissions to Commerce CRG (as defined below) first arising or accruing on or after the Closing Date pursuant to the terms of that certain Commission Agreement Lease Transaction dated September 10, 2009, by and between 222 S. Main Investments LLC and Commerce CRG, a Cushman & Wakefield Alliance Office (“Commerce CRG”), as amended and supplemented by that certain Amendment to Commission Agreement dated March 9, 2010.

Exhibits – Page 32

EXHIBIT I

to

Purchase and Sale Agreement

NOTICE OF VIOLATIONS / LITIGATION

None.

Exhibits – Page 33

EXHIBIT J

to

Purchase and Sale Agreement

RDA ESTOPPEL CERTIFICATE

KBS Capital Advisors LLC, its successors and/or assigns

(“Buyer”)

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: Rodney Richerson

Metropolitan Life Insurance Company, its successors and/or

assigns (“Lender”)

425 Market Street, Suite 1050

San Francisco, CA 94105

Attention:

Re:

Participation Agreement dated as of December 5, 2007 (the “Participation Agreement”), by and between the Redevelopment Agency of Salt Lake City (the “Agency”) and 222 S. Main Investments LLC, a Delaware limited liability company (the “Developer”); Reimbursement Agreement dated as of March 31, 2010 (the “Reimbursement Agreement”), by and between the Agency and Developer; and Pedestrian Easement (the “Easement Agreement”) dated as of December 31, 2009, and recorded on April 8, 2010 as Entry No. 10929744 in Book 9816 at Page 5380, entered into by Developer in favor of Agency.

The Agency provides the following statements with respect to improved real property described as 222 Main located at 222 S. Main Street, Salt Lake City, Utah, as legally described on Exhibit A attached hereto and incorporated herein by reference (the “Property”), that are true, correct and complete as of the date hereof:

1.        The Participation Agreement is no longer of any force or effect and is not binding upon Buyer or the Property in any respect.

2.        The Reimbursement Agreement has been fully executed by the Agency and the Developer, is in full force and effect and has not been replaced, supplemented, amended or modified in any way. A true, correct and complete copy of the Reimbursement Agreement is attached hereto as Exhibit B.

3.        The Pedestrian Easement has been fully executed by the Developer for the benefit of the Agency and Salt Lake City, is in full force and effect and has not been replaced, supplemented, amended or modified in any way.

4.        A.        The following documents constitute the only documents executed by the Agency in connection with the development of the Property: (i) the Participation Agreement (which is no longer of any force or effect), (ii) the Reimbursement Agreement, (iii) the Pedestrian Easement, (iv) the Certificate of Completion (as such term is defined in the Participation Agreement), and (v)

Exhibits – Page 34

letters dated December 29, 2009 and May 13, 2011 approving Certifications of Costs (as such term is defined in the Reimbursement Agreement).

B.        The following documents constitute the only documents executed by Salt Lake City, other than routine regulatory and administrative approvals, in connection with the development of the Property: (i) the Pedestrian Easement, and (ii) the Certificate of Occupancy (as such term is defined in the Participation Agreement).

5.        The Agency and Salt Lake City are separate legal entities. By executing this Estoppel Agreement, the Agency and the City make no certifications regarding the other and each asserts only on behalf of itself.

6.        No default exists by Developer under the Reimbursement Agreement or the Pedestrian Easement, and the Agency and Salt Lake City do not have any defense to the performance of their obligations thereunder.

7.        The Effective Date (as such term is defined in the Reimbursement Agreement) occurred on January 1, 2010. The Base Reimbursement Amount (as such term is defined in the Reimbursement Agreement) is $6,000,000.00. No reduction in the principal balance of the Base Reimbursement Amount has occurred, or may hereafter occur, pursuant to Section 2.4 of the Reimbursement Agreement or otherwise. The first Annual Payment was made on or before April 15, 2011, in the amount of $305,564.14, and the second Annual Payment was made on or before April 15, 2012, in the amount of $403,569.52, and the third Annual Payment was made on or before April 15, 2013, in the amount of $386,372.87. It is expected that the fourth Annual Payment will be made on or about April 15, 2014, in the approximate amount of $468,000.00.

[SIGNATURE PAGES FOLLOW]

Exhibits – Page 35

IN WITNESS WHEREOF, this Estoppel Certificate is executed as of the          day of            , 2014.

REDEVELOPMENT AGENCY OF SALT LAKE CITY

By:
Name:
Its:

By:
Name:
Its:

Approved as to legal form:

SALT LAKE CITY CORPORATION

By:
Name:
Its:

Approved as to legal form:

Exhibits – Page 36

EXHIBIT A

to RDA Estoppel

LEGAL DESCRIPTION

Exhibits – Page 37

EXHIBIT B

to RDA Estoppel

REIMBURSEMENT AGREEMENT

See Attached

Exhibits – Page 38

SCHEDULE 1

to

Purchase and Sale Agreement

List of Personal Property

See attached. With respect to light bulbs and other maintenance supplies, the attached personal property listing reflects supplies on hand as of January 1, 2014. Any such light bulbs or maintenance supplies used since that date have been used for the benefit of the Property. Engineering and janitorial groups have been instructed not to change their procurement procedures and to keep their normal supply levels.

Exhibits – Page 39

Item	Description	Mfr Name	Model #	Qty
Building Model	222 Main Building Model			1
Work Station	Stand up work station	Ergotron		1
Security Computer	Desktop Computer	Dell	Optiplex 760	1
Monitor	22" Monitor	LG	Flatron E2350	1
Monitor	19" Monitor	Dell		1
Keyboard	Keyboard for Computer	Kensington		1
Mouse	Mouse for Computer	Kensington		1
Printer	Label Writer	Dymo	450 Turnbo	1
Printer	Pronto Magicard Card Printer	Pronto		1
Card Reader	PCProx Card Rider	PCProx	RFID	1
Umbrellas	Umbrellas for Tenants on rainy days			Varies
OTIS Computer	Desktop Computer	Dell	Optiplex 960	1
Monitor	Computer Monitor	Dell		1
Keyboard	Keyboard for Computer	Dell		1
Mouse	Mouse for Computer	Dell		1
Parking Boot Computer	Desktop Computer	Dell	Optiplex 760	1
Monitor	Computer Monitor	Dell		2
Keyboard	Keyboard for Computer	Dell		1
Mouse	Mouse for Computer	Microsoft		1
Security Computer	Desktop Computer	Dell	Precision T5500	2
Monitor	Computer Monitor	Dell		2
Monitor	Computer Monitor	Samsung		1
Monitor	Computer Monitor	Phillips		1
Mouse	Mouse for Computer	Dell		2
Keyboard	Keyboard for Computer	Dell		2
Printer	Label Writer	Dymo	450 Turnbo	2
Scanner	Symbol Barcode Scanner with Stand			1
Directory Computer	Desktop Computer	Dell	Optiplex 740	1
Mouse	Mouse for Computer	Keytronic		1
Monitor	Computer Monitor	ELO		1
Scanner	PassagePoint ID Scanner	STOPWare		3
Security Phone	Desk Phone	NEC		1
Security Cell Phone	Cell Phone	Casio	G'z One	1
Router	WAP/Router	Cisco	ValetPus	1
Camera	Digital Camera	Olympus	FE-310	1
Scanner	Ticket Barcode Scanner	Symbol		1
Earpiece	Radio Ear Piece	HDE		7
Radio	Motorola Radio	Motorola	CP185	13
FURNITURE				
Painting	Main Lobby Painting	Kathleen Lapinski		1
Painting	1st Floor Elevator Lobby Painting	Kathleen Lapinski		1
Planters	Spanish Cedar Tree Planters			6
Plants	Small Trees			6
Planters	Gray Round Composite Planters			5
Floor Mat	Entry Floor Mats	American Floor Mats		16
Décor	Black Metal Plants Stands			3
Lamp	Silver Standing Lamp w/ Tan Shade			4
Couch	Tan Fabric Couch			2
Bench	Tan Fabric Covered Bench			1
Chair	Tan Fabric Covered Short Arm Chair			3
Pillows	Brown/Tan Geometric Fabric Pillow			8
Pillows	Tan/Orange Fabric Pillow			4
Table	Black Top / Silver Metal Leg Square Coffee Table			2
Table	Black Top / Silver Leg Side Table			2
Rug	Orange Accent Rug			1
Rug	Tan/Orange Access Rug			1
Bar/Table	Tall Bar Table - Long Rectangular			1
Stools	Bar Stools - Tan w/ Silver Legs			6
Table	Small Round Table			2
Chair	Tan w/ Silver Leg Side Chair			6

Exhibits – Page 40

SUPPLIES & TOOLS				
	Arc Flash Head Protection	Salibury		1
	Arc Flash Face Shield	Salibury		1
JEVs7	Arc Flash Coverals	Salibury		1
	Arc Flash Gloves 5000 volt Rubber	Salibury		1
6T561	Back Support			1
3T098	Balometer,Analog	ALNOR	6465CFM	1
	Battery Starter Jump Start Car			1
	Battery and Charger Lithium Ryobi	Ryobi		2
	Bit 22 pc. Screw Driver Set			1
	Bit set 29 Piece			1
	Bit set 29 Piece			1
	Bit Set 33 pc. Driver			1
	Bit Set 33 pc. Driver			1
	Blower/Vac Gasoline 2 cycle	Toro		1
3KN14	Body Harness			2
	Book Shelves 6' ft. White Wood			2
	Book Shelves 6' ft. Metal			1
	Bolt Cutters			1
	Broom			1
	Broom and Pan 24"			1
	Broom Angle			1
	Broom Stand Up and Pan			1
	Brush Bench			1
3T956	Burn Kit			1
1YNF6	Cabinet Safety ,Self Close,1 Door,12 Gal	JUSTRITE	891220	1
1UFE3	Cabinet Unassembled Storage ,Standard,Tan	EDSAL	1UFE3	3
	Cabinet 10 Drawer Storage			1
	Cabinet Wall Hung w/ Lights 5' Metal			2
	Carpet Fans 1/2 HP 120v	Brady Industries		4
	Carpet Fan 3/4 HP 120v	Minuteman Rapid Air		1
3BE78	Cart Platform	DAYTON	3BE78	2
1FD43	Cart,Service	RUBBERMAID	4520-89	3
	Caulking Gun			1
	Chairs Office			3
	Chanel Lock 2 pc. Set			1
	Chanel Lock 3 pc. Set			1
	Chanel Locks 3 pc			1
	Channel Locks 3 pc curved jaw			1
3PA32	Chemical Trough			1
	Chisel 3 pc			2
	C-clamps 4" Red			2
	Cooling Tower Vacuum and Filter System			1
5T516	Compact first Aid Kit			1
	Computer BAS w/ 17' monitor 8.GB RAM Mirrored Drives 64 bit	Dell T1600		1
	Computer Engineer's w/ 24' monitor 3.19 GHz 2 GB RAM	Dell Dimention		1
	Computer Assistant Engineer's w/ 20" monitor Pentium Dual Core 3.20 GHz 2 GB RAM 32 bit	Dell Optiplex		1
	Computer Portable Drive Back-up	Seagate		1
3GD04	Core Tool Kit	J/B	32004	1
	Data Logger Temperature	Extech		1
	Desk			2
	Desk Drawers 3 drawer cabinets			3
5W125	Dolly,Flush,1000 Lbs	FAIRBANKS	ED14-1624-3HR	1
	Doodle Bug Handle			1
	Drill 18 volt Cordless 2 Spd Ryobi	Ryobi		1
	Drill 18 volt Cordless 2 Spd Ryobi	Ryobi		1
	Drill 18 Volt Cordless w/ Circ and Sawsall	Ryobi		1
	Drill 18 Volt Cordless w/ Circ and Light	Ryobi		1
	Drill 3/8 corded			1
	Drill 8 pc. Hole Saw Kit			1
	Drill Bit 13 pc. Spade Set			1
	Drill bit 21 pc. set			1
	Drill Bit Bosch 1/2" Concrete	Bosch	1/2"	1
	Drill bits 13 piece masonry	1/8" to 1/2"		1
	Drill Bits Step 2 pk.			1
	Drill Bits Rotory Hammer 6 piece	Drill Master	/4,5/16,3/8,1/2,5/8,3/	1
	Drill Hammer Kit,1/2 In			1
	Drill Hole Saw 8 piece			1

Exhibits – Page 41

3TB72	Drill Kit Hammer ,1/2 In	MILWAUKEE	5378-21	1
	Drill Rotory Hammer	Chicago Electric		1
	Driver Set			1
	Driver set 33 piece			1
	Driver set Nut 7 piece set			1
	Driver set Nut 7 piece set			1
	Duct Flex for Elevator Rooms	200 ft.		1
	Dust Pan			1
	Dust Pan			1
	Dust Pan			1
	Dust Pan 16 inch Shop			1
2AAG4	Ear Muffs Yellow Condor			2
6T545	Ear Plugs 200 pk.			1
	Easy Out set 12 pc			1
	Electrical Termination Kit			1
	Engraver Corded			1
	Extended Pick-Up Tool			1
	Extended Pick-Up Tool			1
	Extension Cord 25 ft			1
	Extension cord 50 ft' retractable			1
	Extension Cord Plug Ends			2
	Extension Cords			2
	Extension Cords 25 ft			1
	Extension Cords 25 ft			1
	Extension Cords 50 ft			1
	Extension cords 50 ft			2
1KW78	Eye wash station			1
1Kw77	Eye wash station			3
2ELR6	Face Shield Clear			2
2ELR1	Face Shield head gear			2
	Fileing Cabinets	2 Drawer		2
	File 5 Piece Set			2
	File 5 Piece Set			1
	Flash Light Mini Mag AA			1
HD	Flashlights2 RayoVac			2
5YL45	GFCI 2ft. 3way cord			1
4AJ28	Glove Bag			1
2AJ81	Glove Liners Cloth			1
2AP24	Gloves Leather Large			1
3BCO6	Gloves Leather Medium			1
3AD39	Gloves Leather XL			1
1XDU8	Gloves Rubber Insulated			1
	Golf Cart w/ Plow			1
4BY72	Grease Gun	WESTWARD	4BY72	1
4BY72	Grease Gun 14 oz.			3
	Grinder 4" Hand Corded			1
	Grinder Bench			1
	Grinder Bench Base			1
	Grinder Concrete w/vacuum	Hilti		1
	Hammer 16oz Fiberglass			1
	Hammer 16oz Fiberglass			1
	Hammer 8oz. Ball Ping			1
3FZC5	Hand Spreader			1
2CDX9	Hand Stamp Steel ,1/8 In, Combo Set	C.H. HANSON	20624	1
6W856	Hand Truck 800 Lb	DAYTON	6W856	1
	Heat Gun			1
	Hex Allen 17 pc Key Set			1
	Hex Allen 17 pc Key Set			1
	Hex Allen 3pk sae/met/torx			1
	Hex Allen Wrench 13pc			1
	Hex Allen Wrench 13pc			1
	Hex Allen Wrench 26 piece Set			1
5LM89	Hex Key Set,Ball,T Handle,SAE,9 Pc	EKLIND	60809	1
	Hook and Pick Set 8 piece			1
HD	Hose 75ft kink free garden			1
HD	Hose 75ft. RD			1
2LRK8	Hose Cart, 4 Wheels, All Steel	LIBERTY	872-2	1
HD	Hose holder			1
	Hose Red 75 ft.			2
	Hose Wall Mount			1
4PRH8	Impact Driver			1
	Impact Driver 7 pc.			1
	Impact Driver 7 pc.			1
	Impact Driver 7 pc.			1

Exhibits – Page 42

5T836	Key Machine	HPC	9120RM	1
4EE37	Labeler,Handheld	BRADY	XPERT-KEY	1
	Ladder 6" Step Fiber Gls.			1
	Ladder 6" Step Fiber Gls.			1
	Ladder 6ft.			4
	Ladder 8ft yellow			2
	Ladder Adjustable 22'			1
HD	Ladder hooks 2			2
	Ladder Small Step			1
	Ladder Step Stool			1
HD	Ladder Step Stool	HM Depot		1
2AF86	Lanyard 6ft.			2
	Large Carabiener			3
	Level 24"			1
	Level Torpedo			1
	Level Torpedo			1
4EU24	Lift,Personnel,OAL 47In,Work H26Ft,AC	JLG	20AM-DC	1
	Light Halogen Two Fixture Stand			1
	Light Floor Wobble			1
	Light Meter Extech LT 300	Extech		1
	Lighting System Programming Module	Nexlight		1
1D302	Lock out Safety Poster			1
1D711	Lock out Tag out kit			1
	Locks Master 4 pk.			1
3KU65	Manifold,Service	IMPERIAL	421-C	1
1LYP6	Meter exTech w/Amp Clamp	Extech		1
	Meter Multi w/ themometer			1
	Meter Multi w/ themometer			1
	Meter Multi w/ themometer			1
	Meter Multi Kit w/ Amp Clamp	Extech		1
	Meter Multi Kit w/ Amp Clamp	Extech		1
	Meter Multi Kit w/ Amp Clamp	Extech		1
	Micro-wave Small Black			1
	Mirror Extendable			1
	Mirror Extendable			1
	Mirror Magnifying Bench			1
	Mirror Retractable			1
HD	Misc. Supplies Batteries,sawsall blade			1
	Mop Bucket /w Wringer			2
	Mop Handle			2
	Mop Head			2
6AV66	MSDS Center			1
1HEH3	Office Chair			1
	Pad			1
	Pallett Jack			1
	Part rack			1
	Pick Axe			1
	Pliers Long nose			1
	Pliers Long nose			2
	Plumbers "T" Torque Ratchet 5/16"			1
	Plunger			1
	Pocket Reference			1
	Porta power			1
	Power Washer Honda			1
3T317	Pressure Differential Gauge			1
	Printer Laser Jet 2727nf	Hulett Packard		1
1W471	Pressure Differential Gauge			1
	Puddy Knife 3pc set			1
	Puddy Knife 3pc set			1
	Pump Hand			1
3HA61	Rack,Storage	EDSAL	BSR104	10
3HA46	Rack,Storage	EDSAL	BSR514	10
	Refrigerator			1
	Rope			1
	Safety 28" Orange Cones			5
3UU65	Safety Cones Orange 20 inch			1
3NB41	Safety Cones Yellow 36"			3
6WE93	Safety Glasses			4
	Sander Dewalt			1
	Saw Hack			1

Exhibits – Page 43

3DU40	Sawzall Variable Speed	MILWAUKEE	6509-20	1
	Screw Driver 4 in 1			1
	Screw Driver 6 in one			1
	Screw Driver 6-in One			1
	Screw Driver 11-in One			1
	Screw Driver 6-in One			1
	Screw Driver 8 pc. bolsters			1
	Screw Driver Pocket 4-in one			2
	Screw Driver Right Angle			1
	Screw Driver Right Angle			1
	Screw Driver Set 26 pc.			1
	Screw Driver Set 15 pc.			1
	Scrub Brush			1
	Shovel Square Head			2
	Square Combo			1
4W603	Snow Shovel			2
	Snap Ring Plyiers Set			1
	Socket 21 pc. 3/8 set			1
	Socket Set 10 pc.			1
	Socket Set 149 piece			1
	Socket Set 1/4" SAE/Metric Deep Well	GreatHeck		2
	Socket Set 20 piece 1/2 7/8 - 2"			1
	Soldering Iron			1
3FTZ5	Spill Containment			3
	Spray Nozzel			1
	Sprayer Bleach 1 gallon			1
HD	Spray nozzels Two pack of			1
	Stamp 1/4" Steel Set			1
	Stethoscope			1
2W159	Stool,Round,24 In H	KI	624	1
2W249	Stool,Round,30 In H	KI	630	1
	Storage Bins w/24 Plastic Separators			8
	Suction Cups For Floor Panel Removal			1
	Surge Protector			2
	Sycrometer Thermometer	Extech		1
	Tap and Die set			1
	Tape Measure 30ft'			1
	Tape Measure 30ft'			1
	Tape Measure 30ft'			1
	Tape Measure 30ft'			1
4EE56	Tape,Vinyl,Black/White	BRADY	XC-1000-580-WT-BK	1
4EE48	Tape,Vinyl,Black/White	BRADY	XC-500-580-WT-BK	1
4EE57	Tape,Vinyl,Blk/Orange	BRADY	XC-1000-580-OR-BK	1
4EE49	Tape,Vinyl,Blk/Orange	BRADY	XC-500-580-OR-BK	1
2FGK9	Thermometer Digital Pocket ,-40 to 302 F	COOPER	DT300-0-8	2
	Tie Down Strap			2
	Tie Down Straps Rachet			4
	Toilet Auger	Rigid		1
	Tool Bag			3
	Tool chest 26" Bottom Rolling			2
	Tool Chest 26" Middle			2
	Tool Chest 26" Top			2
	Tool Chest Red Storage Cabinet for Key Machine			1
	Tool Box Plastic 3 drawer			1
	Torch Kit Mapp Gas Spark Ign.			1
	Trash Bags			1
	Tubing Cutter			1
	Untility Knife			1
	Untility Knife			1
	Utility Knife			2
1RLN8	Utiliy Sink w faucet			1
	Vaccum Bags			1
	Vacuum 2 Galllon Shop			1
	Vacuum 2 Galllon Shop			1
	Vacuum 2 Gallon Shop			1
	Vacuum Rigid Shop vacs 16 gallon			2
	Vacuum Upright			1
	Vise Pipe Bench			1
	Vise Bench			1
	Vise Grips 3 pce			1
	Vise Grips 3 pce			1
	Vise Grips 3 pce			1

Exhibits – Page 44

1AYF3	Wall Files			1
	Waste Basket			1
	Wet Floor Signs			3
	Wire Brush 6 pc			1
	Wire Brush 6 pc			1
	Wire Fish Rods Fiberglass			1
	Wire Strippers			1
	Wire Strippers			1
	Wire Strippers			1
4TW99	Workbench,Industrial	EDSAL	W5329	1
7D192	Workbench,Industrial	EDSAL	W5327	1
1AMX8	Wrench ¼ and 5/16 Offset Ratcheting			2
	Wrench 4 pc adjustable			1
	Wrench 12" adjustable			1
	Wrench 6 pc Combo Ratchet/			1
	Wrench 5 pc Flex Head Combo Ratchet			1
	Wrench 9 pc. Set Metric			1
	Wrench 9 pc. Set SAE			1
	Wrench Aluminum Pipe			1
	Wrench Aluminum Pipe			2
	Wrench Basin			1
	Wrench Cresent 3 pc. Set			1
	Wrench Crestent 3 pk			1
	Wrench Set 32 piece			1
	Flush Valve Wrench			1
Electrical				
Parking Garage Fixture	LED Pendant			2
Transformer	277/208 primary 120/secondary			1
Wire	Miscellaneous			
Fittings	Miscellaneous			
Fire	Speaker Strobes			8
Metering	SAM II Meters			3
Metering	SAM II Board			1
Metering	10 AMP CT's			3
Metering	30 AMP CT's			6
Metering	50 AMP CT's			9
Metering	100 AMP CT's			9
Metering	200 AMP CT's			3
Breakers	20 amp SPST GE			40
Breakers	25 amp 3 phase			1
Fixture lens	Cover Parking			5
Lighting				
Lamps	F32-T8-841			12
Lamps	F32-T8-835			30
Lamps	F29-T5-835			25
Lamps	F29-T5-830			25
Lamps	F28-T5-830			90
Lamps	F28-T5-841			10
Lamps	F35-T5-835			22
Lamps	F26-DBX-835			20
Lamps	F26-DBX-841			11
Lamps	F26-TBX-835			10
Lamps	F32-TBX-835			10
Lamps	F32-TBX-841			16
Lamps	F42-TBX-835			10
Lamps	CF42-841			9
Lamps	EXZ Q50-MR16			7
Lamps	BAB-Q50-MR16			10
Lamps	LED-PAR9w			4
Lamps	CMH-39-PAR30			2
Lamps	Osram Dulux 36w-F-15			15
Lamps	F24-T5-841			22
Lamps	F24-T5-835			25
Lamps	FP14-T5-830			14
Lamps	F17-T8-SPX835			20
Lamps	F39-T5-835-HO			4
Lamps	F39-T5-830-HO			80
Lamps	F21-T5-830			6
Lamps	F25-T8-SP830			20
Ballasts	TRP Parking LED			5
Ballasts	Lutron EC5T528			3
Ballasts	UN B228PUMVC			9
Ballasts	UN B239PUNV-D			1
Ballasts	UN B228PUNVSV3-D			1

Exhibits – Page 45

Ballasts	PH ICN 2S24			1
Ballasts	PH ICN 2S39			1
Ballasts	PH ICN 2S54			3
Ballasts	PH ICN 2S2YD			4
Ballasts	PH ICF 2S26			9
Ballasts	SYL22x28T5PSN			1
Ballasts	QTP 2x26			6
Ballasts	Lutron HI Lume			2
Ballasts	UN232IUNVHON-2			2
Ballasts	UN232PUNVHEB			7
Ballasts	UNM150MLTLC31			2
Dimming	Sensor			1
Dimming	Power supply			1
Plumbing/Restroom				
Toilet Flush Valve		Zurn		1
Urinal Flush Valve		Zurn		1
Faucet		Zurn		1
Toilet Seats	Kohler			12
Paper Towel Dispenser	Enmotion	Enmotion		9
	Sanitary Napkin Dispenser			1
Dispenser	Hand Sanitizer			2
BAS/Automation				
Alerton	VAV SD			10
Alerton	VAV SD 2A			2
Alerton	MS-2000 Stat			3
Alerton	Micro Touch Stat			10
Alerton	Power Supply			1
Ebtron	CFM Sensor			1
Belemo	Damper Motor			3
Transformer	Multivolt/24v secondary			1
Leak Detectors	Water			2
RIBULC	Relay			1
Paint				
Corridor Wall		S.W. Pro 200		3 gallons
Corridor Door		S.W. Pro 400		3 gallons
Lobby Door		S.W. 100% Acr.		2 gallons
Stair Paint	Epoxy			1gallon
	Hotel Monaco			1/2 gallon
	AM Towers Wall			2 gallons
Cafco	Intumescent			5 gallons
GS walls/ceiling	S.W. Pro 200			5 gallons
Coating	Foundation			5 gallons
Touch-up Paint	Planter			1 pint
Doors	Garage			2 gallons
Ceiling				
Acoustical Tile	2x4 Back of house			6 Boxes
Acoustical Tile	2x2 Building Standard			6 Boxes
Acoustical Tile	2x4 Building Standard			2 Boxes
Acoustical Grid	Building Standard			Misc.
Lobby	Ceiling metal Panels			5
Walls/Floor				
Core Restroom	Wall Covering			1/2 roll
Ceramic Tile	4x12 grey			2 boxes
Ceramic Tile	4x4 grey			4 boxes
Ceramic Tile	12x12 grey			8 boxes
Granit Stone	Blk/Dark Grey			125 sq.ft.
Travertine Stone	Tile			90 sq.ft.
Travertine Stone	Slab			120 sq.ft.
VCT Tile				1 box
Wall Base	Rubber			1-1/2 box
Penthouse	Stucco			5gallons

Exhibits – Page 46

Doors				
Power Supply	AL300 New			3
Electric Hinge	New			1
Closers	Used			25
Mortise	Lock-set			15
Hinges	Used Stainless			50
Kick Plates	Used Stainless			10
Handle	Used Stainless			9
Strike Plates	Used Stainless			20
Cylinders	6-pin			8
HVAC				
Fan Motors	7.5 HP			6
Fan Motors	5 hp			3
Fan Motors	1/2 ECM FC unit			1
Descaler	Chiller Citrus Based			20+gallons
Pressure Sensors	High and Low Chiller			1 ea
5 Micron Filters	Glycol Loop			5
MeeFog Oil	Pump			2gallons
MeeFog	Nozzle Filters			500
Temperature Sensor	Mammoth Supply Air			2
Fan Coil Units	Used			5
Fan Belts	A 45 / 1A105			1
Fan Belts	A 33 / 5X995			1
Fan Belts	A 44 / 6A147			1
Fan Belts	B76 / 6A159			3
Fan Belts	5VX-950 / 2L442			2
Fan Belts	B-97 3X649			3
Fan Belts	BX-53			2
Fan Belts	BX-53 6L271			2
Fan Belts	AX 60 6L243			1
Fan Belts	BX83 6L289			2
Fan Belts	BX83 6L289			2
Fan Belts	B148 (6L 219G)			2
Fan Belts	BX91(30806/24008)			2
Fan Belts	B55 3X612			2
Fan Belts	BX136 (6L305G)			3
Fan Belts	AX 38 (6A120)			1
Filters				
Pleat M-10	18x18x1			119
Pleat M-10	15x11x1			36
Pleat M-10	9x32x1			12
Pleat M-10	20x25x1			6
Pleat M-10	20x25x2			4
Pleat M-10	24x20x1			36
Pleat M-10	16x20x1			95
Pleat M-10	16x25x1			37
Pleat M-10	16x16x1			42
Pleat M-10	16x18x1			37
Pleat M-10	16x14x1			2
Pleat M-10	18x24x1			1
Pleat M-10	18x20x1			12
30/30 Pleat	20x20x2			20
30/30 Pleat	24x24x2			48
30/30 Pleat	12x24x2			24
30/30 Pleat	24x24x1			24
Carbon Pleat M-8	20x24x2			12
Bag Pink Media	20x24x18			12
3-M	Filtrete			144
4'x90' roll	Media			2
Water Treatment				
Aqua Phoenix	APSA-1555B Alkalinity Titrant Low Test Solution			5 oz.
Extech	1413us/EC1413P Conductivity Test Solution			16oz.
Hatch Company	14076-99 DPD Total Chlorine Reagent Tablets			20of
Hatch Company	21978-46 DPD Free Chlorine Reagent Tablets			20of
Hatch Company	27450-50 Chlorine Test Strips			20of
Palin Test Tablets	AD-1582 Organic Phosphonate #1			20of
PECO	7413			1 gallon
PECO	7415			2 gallon
PECO	4817-01Anti-Foam			3 gallon
PECO	Code-14 Hardness Reagent			5 oz.
PECO	Code 19 Hardness Indicator			5 oz.
PECO	Code-26 Hardness Indicator			5 oz.
Taylor	R-100 3U Long Range Indicator			5 oz.

Exhibits – Page 47

Taylor	R-619 Hardness Buffer			5 oz.
Taylor	R-620			5 oz.
Taylor	R-0638 Phenolphthalein Indicator			5 oz.
Taylor	R-0638Hardness Reagent			5 oz.
Taylor	R-645 Total Alkalinity Indicator			5 oz.
Taylor	R-687 Sulfuric Acid			5 oz.
Taylor	R-0697 Thiosulfate Test Solution			5 oz.
Roof				
Pavers	20x20 90lbs			24
Davit Arms				
Ropes				
Cable/pulleys				
Davit Handles				
Glass				
Ground Floor	Used 5x15?			1
West Side	New			1
Wood				
Spanish Cedar	Linear Foot			3600 LF.
Server Cage				
Server Racks	Server Racks	Chatsworth		2
Freezer	Ice Cream Freezer	GE	FCM7DUFWW	1
Cooler	Ice Cream Cooler	Igloo		2
Surge Supressor	Isobar Premium Surge Suppressor	Tripp Lite		2
Power Supply	Power Supply Integrator hub			1
Patch Panel	DP5e Patch Panel	Panduit		1
Receiver	UTP DigitalEQ Receiver DA Hub		NV-1672	1
Receiver	UTP DigitalEQ Receiver Hub		NV-3272	1
DVR	DX8100 hybrid video recorder	Pelco		3
UPS	SmartOnline UPS	Tripp Lite	SU2200RTXL2Ua	2
UPS	UPS-RK1 L2-RECP1	NEC		1
Power Supply	Rack Mount Power Supply	ESD	RMD-82012	1
Console Switch	Console KVM Switch	Tripp Lite	B020-008-17	1
Rack Server	PowerEdge R410	Dell		1
Work Station	Precision T3500	Dell		1
DirecTV Receiver	DirecTV Receiver+remote			1
Rack/Cage	Middle Atlantic Products Power	MAP		1
Amplifier	Amplifiers for commercial and industrial audio	Crown	1160A	2
Amplifier	Amplifiers for commercial and industrial audio	Crown	280A	1
Laptop	For engineering staff use (cracked screen)	Lenovo		1

Brochures	200
Blankets	50 - 100
Glass building bookends (approx)	100
Tape Measures (approx)	25
Clocks	10-15
Framed renderings of the building	4
Framed photo of the building	1
Pencils	25 boxes
Stuffed Chairs	4
Loveseat	1
Round coffee table	1
Round side table	1
Credenza Cabinet	1
Media Cabinet	1
Vase	1
Bowl	1

Exhibits – Page 48

Miscellaneous janitorial supplies

Exhibits – Page 49

SCHEDULE 2

to

Purchase and Sale Agreement

Purchaser’s 3-14 Audit Documents

General

•

Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, e.g.: For a property purchased on 4/15/14; we would need operating statements for the Quarters ended 3/31/13, 6/30/13, 9/30/13, 12/31/13 and YTD 12/31/13. Seller shall provide operating statements for the period 1/1/14 through Closing within ninety (90) days after the Closing Date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.
•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year).
•	Bank statements and reconciliations as of 12/31/13

Revenues

Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2013 (latest full calendar year) and 2014 (current year).
•	Rent rolls at year end for the last five years (2009, 2010, 2011, 2012, and 2013)
•	Detailed tenant ledger for the latest full calendar year and current year
•	Access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)

Supporting documents and schedules for other revenues (i.e., parking income), if applicable, for the most recent full calendar year and for the current year to date.

Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices and check copies
¡	Property tax bills***
¡	Insurance***
¡	Utility Bills
¡	Other operating expense (selections to be provided)
•	Check registers
•	Management fee agreement/calculation
•	Agreements with Contractors (specific agreements to be requested)

*** Support should cover entire year and current year. For example, if insurance policy is from July to June, then we would need July 2012 to June 2013 and July 2013 to June 2014 so that we cover the entire 2013 year.

Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.
•	Year-end CAM reconciliation.

Exhibits – Page 50

Post-closing

Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

Please note that additional documentation may be required based on the findings of the 3-14 audit.

Exhibits – Page 51